Exhibit 10.2

EXECUTION

MEZZANINE LOAN AGREEMENT

Dated as of September 30, 2015

between

ARC NY1440BWY1 MEZZ, LLC,

as Borrower,

and

PARAMOUNT GROUP FUND VIII 1440 BROADWAY MEZZ LP

as Lender

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

Exhibits

A	Organizational Chart

Schedules

A	Property
B	Exception Report
C	Retail Unit
D	Deemed Consent Notice Parties
E	Approved Servicers

Annexes

I	Mortgage Loan Agreement

 i

MEZZANINE LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated September 30, 2015 and is between PARAMOUNT GROUP FUND VIII 1440 BROADWAY MEZZ LP, a Delaware limited partnership, as lender (together with its successors and permitted assigns, including any lawful holder of any portion of the Indebtedness directly, as hereinafter defined, “Lender”), and ARC NY1440BWY1 MEZZ, LLC, a Delaware limited liability company, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, “Borrower”).

RECITALS

Borrower desires to obtain from Lender the Loan (as hereinafter defined) in connection with the financing of the property known as 1440 Broadway, New York County, New York.

Lender is willing to make the Loan on the terms and subject to the conditions set forth in this Agreement if Borrower joins in the execution and delivery of this Agreement, the Notes and the other Loan Documents.

In consideration of the agreements, provisions and covenants contained herein and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

DEFINITIONS

(a)          When used in this Agreement, the following capitalized terms have the following meanings:

“Acceptable Counterparty” means any counterparty to an Interest Rate Cap Agreement that (1) initially has (a) either (i) a long-term unsecured debt rating or counterparty rating of A+ or higher from S&P or (ii) a short-term unsecured debt rating of A-1 or higher from S&P, and (b) a long-term unsecured debt rating of A1 or higher from Moody’s and (2) thereafter maintains (a) a long-term unsecured debt rating or counterparty rating of A- or higher from S&P and (b) a long-term unsecured debt rating of A3 or higher from Moody’s.

“Account Collateral” means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein, together with any interest and other earnings thereon, and all securities and investment property credited thereto and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

“Additional Mezzanine Lender” has the meaning set forth in Section 9.17(a).

“Additional Mezzanine Loan” has the meaning set forth in Section 9.17(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person.

“Agent” has the meaning set forth in Section 9.7(b).

“Agreement” means this Mezzanine Loan Agreement, as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Alteration” means any demolition, alteration, installation, improvement or expansion of or to the Property or any portion thereof.

“Annual Budget” means a capital and operating expenditure budget for the Property prepared by Mortgage Borrower that specifies amounts sufficient to maintain the Property at a standard at least equal to that maintained on the Closing Date.

“Appraisal” means an as-is appraisal of the Property that is prepared by a member of the Appraisal Institute selected by Mortgage Lender and reasonably approved by Mortgage Borrower, meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and complies with the Uniform Standards of Professional Appraisal Practice (USPAP).

“Approved Annual Budget” has the meaning set forth in Section 5.17.

“Approved Base Building Work” has the meaning set forth in the Mortgage Loan Agreement.

“Approved Costs Reconciliation Report” has the meaning set forth in the Mortgage Loan Agreement.

“Approved Future Funding Capital Expenditures” has the meaning set forth in the Mortgage Loan Agreement.

“Approved Management Agreement” means that certain Management Agreement, dated as of December 19, 2013, between Mortgage Borrower and the initial Approved Property Manager, and any other management agreement that is reasonably approved by Lender, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Approved Property Manager” means CBRE, Inc. or any other management company reasonably approved by Lender, in each case unless and until Lender requests the termination of that management company pursuant to Section 5.10(d).

“Approved Servicer” shall mean the parties set forth on Schedule E.

“Assignment” has the meaning set forth in Section 9.7(b).

2

“Assignment of Interest Rate Cap Agreement” means each collateral assignment of an interest rate cap agreement executed by Borrower and an Acceptable Counterparty in accordance herewith, each of which must be in the form executed by Borrower and the initial Acceptable Counterparty on the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Available Funds” means, as of any date of determination, remaining Revenues from the Property after payment of all Operating Expenses, debt service on the Loan and Mortgage Loan and other amounts then due and payable or required to be reserved under the Mortgage Loan Documents.

“Bankruptcy Code” has the meaning set forth in Section 7.1(d).

“Basic Carrying Costs Escrow Account” has the meaning set forth in Section 3.4(a).

“Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Borrower Tax” means any U.S. Tax and any present or future tax, assessment or other charge or levy imposed by, or on behalf of, any jurisdiction through which or from which payments due hereunder are made (or any taxing authority thereof).

“Business Day” means any day other than (i) a Saturday and a Sunday and (ii) a day on which federally insured depository institutions in the State of New York or the state in which the offices of Lender, its trustee, its Servicer or its Servicer’s collection account are located are authorized or obligated by law, governmental decree or executive order to be closed. When used with respect to an Interest Determination Date, “Business Day” shall mean a day on which banks are open for dealing in foreign currency and exchange in London.

“Capital Expenditure” has the meaning set forth in the Mortgage Loan Agreement.

“Cash Flow Sweep Period” has the meaning set forth in the Mortgage Loan Agreement.

“Casualty” means a fire, explosion, flood, collapse, earthquake or other casualty affecting all or any portion of the Property.

“Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute systematic and persistent or willful disregard of such Independent Director’s duties, (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements, (iii) such Independent Director no longer satisfies the requirements set forth in the definition of “Independent Director”, (iv) the fees charged for the services of such Independent Director are materially in excess of the fees charged by the other providers of Independent Directors listed in the definition of “Independent Director” or (v) any other reason for which the prior written consent of Lender shall have been obtained.

3

“Certificates” means, collectively, any senior and/or subordinate notes, debentures or pass-through certificates, or other evidence of indebtedness, or debt or equity securities, or any combination of the foregoing, representing a direct or beneficial interest, in whole or in part, in the Loan or the Mortgage Loan, as the case may be.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means the “Collateral” as defined in the Pledge Agreement.

“Collateral Account” means each of the accounts and sub-accounts established pursuant to Section 3.3(b) hereof.

“Component Spread” has the meaning set forth in Section 1.1(c).

“Condemnation” means a taking or voluntary conveyance of all or part of the Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.

“Condominium” shall have the meaning set forth in Section 2.3(d)(iv).

“Condominium Act” means, collectively, all Legal Requirements applicable to the Condominium.

“Condominium Conversion Amendments” shall have the meaning set forth in Section 2.3(d)(vii).

“Condominium Conversion Notice” shall have the meaning set forth in Section 2.3(d)(i).

“Condominium Documents” shall have the meaning set forth in Section 2.3(d)(v).

“Condominium Units” shall have the meaning set forth in Section 2.3(d)(iv).

“Contingent Obligation” means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss.

“Control” of any Person means the ownership, directly or indirectly, of at least 51% of the equity interests in, and the right to at least 51% of the distributions from, such entity, together with the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” each have the meanings correlative thereto).

4

“Damages” to a Person means any and all liabilities, obligations, losses, demands, damages, penalties, assessments, actions, causes of action, judgments, proceedings, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and other costs of defense and/or enforcement whether or not suit is brought), fines, charges, fees, settlement costs and disbursements imposed on, incurred by or asserted against such party, whether based on any federal or state laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise; provided, however, that “Damages” shall not include special, consequential or punitive damages, except to the extent imposed upon Lender by one or more third parties.

“DBRS” means DBRS, Inc. or its applicable affiliate.

“Debt” means, with respect to any Person, without duplication:

(i)          all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture), including indebtedness for borrowed money or for the deferred purchase price of property or services;

(ii)         all letters of credit issued for the account of such Person and all unreimbursed amounts drawn thereunder;

(iii)        all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions that are not yet due and payable;

(iv)        all Contingent Obligations of such Person;

(v)         all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements;

(vi)        any material actual or contingent liability to any Person or Governmental Authority with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) pursuant to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

“Debt Yield” shall have the meaning set forth in the Mortgage Loan Agreement.

“Debt Yield Threshold” shall have the meaning set forth in the Mortgage Loan Agreement.

5

“Deemed Consent Notice Parties” means the parties set forth on Schedule D or such other parties notified by Lender to Borrower in accordance with this Agreement.

“Default” means the occurrence of any event that, but for the giving of notice or the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to any Note or Note Component, the greater of (x) 5% per annum in excess of the interest rate otherwise applicable to such Note or Note Component hereunder and (y) 1% per annum in excess of the Prime Rate from time to time; provided that, if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Default Rate shall be limited to the maximum rate permitted by applicable law.

“Disclosure Document” shall mean any registration statement, preliminary or final private placement memorandum or prospectus or other disclosure document or other written marketing materials used in any public or private placement of the Loan (or portion thereof) or the Certificates in a Securitization, participation or assignment (including, in each of the foregoing cases, any amendments or supplements thereto).

“Eligible Account” shall have the meaning set forth in the Mortgage Loan Agreement.

“Eligible Institution” shall have the meaning set forth in the Mortgage Loan Agreement.

“Embargoed Person” means any Person subject to trade restrictions under any Federal Trade Embargo.

“Engineering Report” means a structural and seismic engineering report or reports (including a “probable maximum loss” calculation, if applicable) with respect to the Property prepared by an independent engineer reasonably approved by Lender and delivered to Lender in connection with the Loan, and any amendments or supplements thereto delivered to Lender.

“Environmental Indemnity” means that certain environmental indemnity agreement executed by Borrower and Guarantor as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

6

“Environmental Laws” means any and all present and future federal, state and local laws, statutes, ordinances, orders, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to (i) the pollution, protection or cleanup of the environment related to Hazardous Substances, (ii) the impact of Hazardous Substances on property, health or safety, (iii) the Use or Release of Hazardous Substances, (iv) occupational safety and health, industrial hygiene or the protection of human, plant or animal health or welfare related to Hazardous Substances or (v) the liability for or costs of other actual or threatened danger to health or the environment related to Hazardous Substances. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

“Environmental Reports” means that certain Phase I Environmental Site Assessment prepared by CBRE, Inc., a Delaware corporation, d/b/a IVI Assessment Services and dated as of August 26, 2015 and any other “Phase I Environmental Site Assessments” as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-13 (and, if necessary, “Phase II Environmental Site Assessments”), prepared by an independent environmental auditor reasonably approved by Lender and delivered to Lender in connection with the Loan and any amendments or supplements thereto delivered to Lender, and shall also include any other environmental reports delivered after the Closing Date to Lender pursuant to this Agreement and the Environmental Indemnity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate,” at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower or Mortgage Borrower as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

“Event of Default” has the meaning set forth in Section 7.1.

“Exception Report” means the report prepared by Borrower and attached to this Agreement as Schedule B, setting forth any exceptions to the representations set forth in Article IV.

“Exculpated Person” means each Person that is an affiliate, equityholder, beneficiary, trustee, member, officer, director, agent, manager, independent manager, employee or partner of Borrower or Guarantor, directly or indirectly.

“Extension Term” has the meaning set forth in Section 1.1(d).

7

“FACTA” means Sections 1471 through 1474 of the Code, the regulations, including any subsequent amendments, and administrative guidance promulgated thereunder (or which may be promulgated in the future), and any requirements imposed by any applicable jurisdiction pursuant to an intergovernmental agreement relating to such provisions and guidance, which such jurisdiction has entered into with the United States (including any implementing legislation enacted as a result thereof).

“Federal Trade Embargo” means any federal law imposing trade restrictions, including (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), (ii) the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq., as amended), (iii) any enabling legislation or executive order relating to the foregoing, (iv) Executive Order 13224, and (v) the PATRIOT Act.

“Fiscal Quarter” means each three-month period ending on March 31, June 30, September 30 and December 31 of each year, or such other fiscal quarter of Borrower as Borrower may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld, delayed or conditioned; provided that Borrower shall have a one-time right to change the Fiscal Year without Lender approval as provided in Section 5.12(b).

“Fiscal Year” means the 12-month period ending on December 31 of each year, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender, not to be unreasonably withheld, delayed or conditioned; provided that Borrower shall have a one-time right to change the fiscal year without Lender approval as provided in Section 5.12(b).

“Fitch” means Fitch, Inc. and its successors.

“Force Majeure” means a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppage, shortages of labor or materials or similar causes beyond the reasonable control of Borrower; provided that (1) any period of Force Majeure shall apply only to performance of the obligations necessarily affected by such circumstance and shall continue only so long as Borrower is continuously and diligently using all reasonable efforts to minimize the effect and duration thereof; and (2) Force Majeure shall not include the unavailability or insufficiency of funds.

“Form W-8BEN” means Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) of the Department of Treasury of the United States of America, and any successor form.

“Form W-8ECI” means Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America, and any successor form.

8

“Form W-9” means Form W-9 (Request for Taxpayer Identification Number and Certification) of the Department of the Treasury of the United States of America, and any successor form.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means any federal, state, county, regional, local or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any court).

“Guarantor” means, collectively, on a joint and several basis, NY REIT and NYROP.

“Guaranty” means that certain guaranty, dated as of the Closing Date, executed by Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Environmental Laws or the presence of which on, in or under the Property is prohibited or requires investigation or remediation under Environmental Law, including petroleum and petroleum by-products, asbestos and asbestos-containing materials, toxic mold, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), pesticides and radioactive materials, flammables and explosives and compounds containing them, but excluding those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Property that are used at the Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Property or in a Material Adverse Effect.

“Inapplicable Tax” means any of the following Taxes applied as to a Lender Party or required to be deducted or withheld from a remittance or payment to a Lender Party: Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, applied by reason of such Lender Party being organized under the laws of, or having its principal office or, in the case of Lender, its applicable lending office located in, the jurisdiction which imposes such Tax (or any political subdivision thereof).

“Increased Costs” has the meaning set forth in Section 1.4(d).

“Indebtedness” means the Principal Indebtedness, together with interest and all other obligations and liabilities of Borrower under the Loan Documents, including all transaction costs payable by Borrower, Spread Maintenance Premiums and other amounts due or to become due to Lender pursuant to this Agreement, under the Notes or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder or pursuant to the Notes or any of the other Loan Documents.

9

“Indemnified Liabilities” has the meaning set forth in Section 9.19(b).

“Indemnified Parties” has the meaning set forth in Section 9.17.

“Independent Director” of any corporation or limited liability company means an individual who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or managers, another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower and that provides professional independent directors or managers and other corporate services in the ordinary course of its business, and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(i)          a member (other than an independent, non-economic “special” member), partner, equityholder, manager, director, officer or employee of such corporation or limited liability company or any of its equityholders or Affiliates (other than as an independent director or manager such corporation or limited liability company or an Affiliate of such corporation or limited liability company that is not in the direct chain of ownership of such corporation or limited liability company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers);

(ii)         a creditor, supplier or service provider (including provider of professional services) to such corporation or limited liability company or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers or directors and that also provides lien search and other similar services to such corporation or limited liability company or any of its equityholders or affiliates in the ordinary course of business);

(iii)        a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv)        a Person that Controls (whether directly, indirectly or otherwise) any of the Persons described in clause (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being the Independent Director of a Single-Purpose Entity affiliated with the corporation or limited liability company in question shall not be disqualified from serving as an Independent Director of such corporation or limited liability company, provided that the fees that such natural person earns from serving as Independent Director of affiliates of such the corporation or limited liability company in any given year constitute in the aggregate less than 5% of such natural person’s annual income for that year. The same natural persons may not serve as Independent Directors of a corporation or limited liability company and, at the same time, serve as Independent Directors of an equityholder or member of such corporation or limited liability company.

10

“In-Place NOI” shall have the meaning set forth in the Mortgage Loan Agreement.

“Insurance Requirements” means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement or the Mortgage Loan Agreement and (ii) all material regulations and then-current standards applicable to or affecting the Property or any portion thereof or any use or condition thereof, which may, at any time, be recommended by the board of fire underwriters, if any, having jurisdiction over the Property, or any other body exercising similar functions.

“Interest Accrual Period” means, with respect to any specified Payment Date, the period from and including the 6th day of the calendar month preceding such Payment Date to but excluding the 6th day of the calendar month containing such specified Payment Date (or, if either such 6th day is not a Business Day, the Interest Accrual Period shall be based upon the immediately succeeding Business Day). Notwithstanding the foregoing, the first Interest Accrual Period shall commence on the Closing Date.

“Interest Determination Date” means, in connection with the calculation of interest accrued for any Interest Accrual Period, the second Business Day preceding the first day of such Interest Accrual Period.

“Interest Rate Cap Agreement” means an interest rate cap confirmation between an Acceptable Counterparty and Borrower, relating to the initial term of the Loan or the Extension Term, as applicable, pursuant to Section 1.5, which is in form and substance reasonably satisfactory to Lender (together with an interest rate cap agreement and schedules relating thereto, which are consistent in form and substance with the terms set forth in such confirmation).

“Lease” means any lease, license, letting, concession, occupancy agreement, sublease to which Mortgage Borrower is a party, or other agreement (whether written or oral and whether now or hereafter in effect) under which Mortgage Borrower is a lessor, sublessor, licensor or other grantor existing as of the Closing Date or thereafter entered into by Mortgage Borrower, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws and zoning restrictions) affecting Borrower, Mortgage Borrower, Guarantor, the Property or any other Collateral or any portion thereof or the construction, ownership, use, alteration or operation thereof, or any portion thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto.

11

“Lender” has the meaning set forth in the first paragraph of this Agreement and in Section 9.7.

“Lender Party” has the meaning set forth in Section 1.4(b).

“LIBOR” means the rate per annum calculated as set forth below:

(i)          On each Interest Determination Date, LIBOR for the applicable period will be the rate for deposits in United States dollars for a one-month period which appears as the London interbank offered rate on the display designated as “LIBOR01” on the Reuters Screen (or such other page as may replace that page on that service, or such page or replacement therefor on any successor service) as the London interbank offered rate as of 11:00 a.m., London time, on such date.

(ii)         With respect to an Interest Determination Date on which no such rate appears as the London interbank offered rate on “LIBOR01” on the Reuters Screen (or such other page as may replace that page on that service, or such page or replacement therefor on any successor service) as described above, LIBOR for the applicable period will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such date to prime banks in the London interbank market for a one-month period (each a “Reference Bank Rate”). Lender shall request the principal London office of each of the Reference Banks to provide a quotation of its Reference Bank Rate. If at least two such quotations are provided, LIBOR for such period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such period will be the arithmetic mean of the rates quoted by major banks in New York City, reasonably selected by Lender, at approximately 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a one-month period.

All percentages resulting from any calculations or determinations referred to in this definition will be rounded to the nearest multiple of 1/1000 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

“LIBOR Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.

“Lien” means any mortgage, lien (statutory or other), pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting any Mortgage Loan Collateral or Collateral or any portion thereof, or any interest therein (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other domestic jurisdiction, and mechanics’, materialmen’s and other similar liens and encumbrances, as well as any option to purchase, right of first refusal, right of first offer or similar right).

12

“Loan” means the loan evidenced by the Note and this Agreement in an amount equal to the Loan Amount advanced to Borrower by Lender pursuant to the terms of this Agreement.

“Loan Amount” means $40,000,000.

“Loan Documents” means this Agreement, the Notes, the Pledge Agreement (and related financing statements), the Environmental Indemnity, the Subordination of Property Management Agreement, the Guaranty, each Assignment of Interest Rate Cap Agreement, the Unfunded Obligations Guaranty and all other agreements, instruments, certificates and documents reasonably necessary to effectuate the granting to Lender of first-priority Liens on the Collateral or otherwise in reasonable satisfaction of the requirements of this Agreement or the other documents listed above evidencing and/or securing the Loan or hereafter entered into by Lender and Borrower in connection with the Loan, as all of the aforesaid may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance herewith.

“Loss Proceeds” means amounts, awards or payments payable to Borrower, Mortgage Borrower, Lender and/or Mortgage Lender in respect of all or any portion of the Property in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower, Mortgage Borrower, Lender and/or Mortgage Lender, respectively, of any and all reasonable expenses incurred respectively by such Persons in the recovery thereof, including all reasonable attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

“Major Lease” means any Lease that (i) when aggregated with all other Leases at the Property with the same Tenant (or an Affiliate of any such Tenant), and assuming the exercise of all rights to lease additional space contained in such Lease, is expected to cover more than 40,000 rentable square feet, (ii) contains an option or right to purchase all or any portion of the Property, (iii) is with an Affiliate of Mortgage Borrower or Borrower as Tenant, (iv) if entered into during the continuance of an Event of Default (but prior to acceleration of the Loan or other exercise of remedies by Lender hereunder), when aggregated with all other Leases at the Property with the same Tenant (or an Affiliate of any such Tenant), and assuming the exercise of all rights to lease additional space contained in such Lease, is expected to cover more than 10,000 rentable square feet or (v) is entered into following acceleration of the Loan or other exercise of remedies by Lender.

“Manager” shall mean New York Recovery Advisors LLC.

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“Material Adverse Effect” means a material adverse effect upon (i) Mortgage Borrower’s title to the Property and/or Borrower’s title to the Collateral, (ii) the ability of the Property to generate net cash flow sufficient to service the Loan and the Mortgage Loan, (iii) the ability of Borrower, Mortgage Borrower or Guarantor to perform in all material respects any material provision of any Loan Document or Mortgage Loan Document to which it is a party, (iv) Lender’s ability to enforce and derive the principal benefit of the security intended to be provided by the Pledge Agreement and the other Loan Documents, or (v) the value of the Collateral, or the value, use or enjoyment of the Property or the operation or occupancy thereof.

“Material Agreements” means each contract and agreement (other than Leases) relating to the Property, or otherwise imposing obligations on Borrower or Mortgage Borrower, under which Borrower or Mortgage Borrower would have the obligation to pay more than $250,000 per annum and that cannot be terminated by Borrower without cause upon 60 days’ notice or less without payment of a termination fee, or that is with an Affiliate of Borrower or Mortgage Borrower.

“Material Alteration” means any Alteration to be performed by or on behalf of Mortgage Borrower at the Property that (i) is reasonably expected to result in a Material Adverse Effect or (ii) is reasonably expected to cost in excess of the Threshold Amount, as reasonably determined by an independent architect reasonably approved by Borrower (except for Alterations in connection with (a) Tenant Improvements under and pursuant to Leases existing as of the Closing Date (pursuant to the terms thereof in existence as of the Closing Date) or Leases or modifications to Leases thereafter entered into in accordance with the Mortgage Loan Agreement, (b) restoration of the Property following a Casualty or Condemnation in accordance with the Mortgage Loan Agreement, (c) the Approved Future Funding Capital Expenditures and (d) the Approved Base Building Work), or (iii) will permit any Tenant to terminate its Lease or abate rent in either case pursuant to the terms of its Lease.

“Maturity Date” means the second to last Business Day in the Interest Accrual Period ending in October 2019, as same may be extended in accordance with Section 1.1(d), or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.

“Maximum Management Fee” means 3.0% of the gross revenues of the Property per annum.

“Mezzanine Loan Percentage” means the ratio, expressed as a percentage of (a) the Principal Indebtedness to (b) the sum of the Principal Indebtedness and the then outstanding Mortgage Principal Indebtedness.

“Mezzanine Loan Permitted Encumbrances” means, collectively, the Liens created by the Loan Documents.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” has the meaning set forth in the Mortgage Loan Agreement.

“Mortgage Borrower” means ARC NY1440BWY1, LLC, a Delaware limited liability company.

“Mortgage Borrower Single-Purpose Equityholder” means the “Single-Purpose Equityholder” as defined in the Mortgage Loan Agreement.

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“Mortgage Lender” means H/2 FINANCIAL FUNDING I LLC, a Delaware limited liability company, or any successor or permitted assign thereof as “Lender” under and as defined in the Mezzanine Loan Agreement identified to Lender in writing.

“Mortgage Loan” means that certain mortgage loan made on the date hereof by Mortgage Lender to Mortgage Borrower.

“Mortgage Loan Agreement” means that certain Mortgage Loan Agreement, dated as of the date hereof, by and between Mortgage Lender and Mortgage Borrower, pursuant to which the Mortgage Loan was made, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Mortgage Loan Amount” means the sum of (i) the Mortgage Loan Initial Advance and (ii) the Mortgage Loan Future Funding Component.

“Mortgage Loan Cash Management Account” means the “Cash Management Account” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Cash Management Agreement” means the “Cash Management and Control Agreement” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Collateral” means the “Collateral” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Collateral Accounts” means the “Collateral Accounts” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Default” means a “Default” under and as defined in the Mortgage Loan Agreement.

“Mortgage Loan Documents” means the “Loan Documents” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Event of Default” means an “Event of Default” under and as defined in the Mortgage Loan Agreement.

“Mortgage Loan Future Funding Component” shall have the meaning set forth in the Mortgage Loan Agreement.

“Mortgage Loan Initial Advance” shall have the meaning set forth in the Mortgage Loan Agreement.

“Mortgage Loan Permitted Encumbrances” means “Permitted Encumbrances” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Principal Indebtedness” means the “Principal Indebtedness” as defined in the Mortgage Loan Agreement.

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“Mortgage Loan Release Price” means “Release Price” under and as defined in the Mortgage Loan Agreement.

“Net Sales Proceeds” shall mean the gross proceeds from the sale of the Retail Unit, less reasonable and customary out-of-pocket closing costs actually incurred by Borrower, including brokerage commissions, closing costs and transfer taxes in connection with the sale not to exceed, in the aggregate, 10% of the gross purchase price of the Retail Unit; provided that such costs are equivalent to what would be paid to a third party on an arm’s-length basis, including any such costs payable to an Affiliate of the Borrower or Mortgage Borrower.

“New Mezzanine Loan” has the meaning set forth in Section 9.24(b).

“Nonconsolidation Opinion” means the opinion letter, dated the Closing Date, delivered by Borrower’s counsel to Lender and addressing issues relating to substantive consolidation of Borrower in bankruptcy.

“Note(s)” means that certain mezzanine promissory note, dated as of the Closing Date, made by Borrower to the order of Lender, in the original principal amount of $40,000,000, as such note may be replaced by multiple Notes or divided into multiple Note Components in accordance with Section 1.1(c) and as otherwise assigned (in whole or in part), amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Note Component” has the meaning set forth in Section 1.1(c).

“NY REIT” means New York REIT, Inc., a Maryland corporation.

“NYROP” means New York Recovery Operating Partnership, L.P., a Delaware limited partnership.

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any applicable governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, including trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible at http://www.treasury.gov/ofac/downloads/t11sdn.pdf.

“Officer’s Certificate” means a certificate delivered to Lender that is signed by an authorized officer of Borrower and certifies the information therein to the best of such officer’s knowledge.

“Operating Account” has the meaning set forth in the Mortgage Loan Agreement.

“Participation” has the meaning set forth in Section 9.7(b).

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“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended from time to time.

“Payment Date” means, with respect to each Interest Accrual Period, the first day of the calendar month in which such Interest Accrual Period ends; provided, that in connection with a Securitization, Lender shall have a one-time right to change the Payment Date so long as a corresponding change to the Interest Accrual Period is also made. Whenever a Payment Date is not a Business Day, the entire amount that would have been due and payable on such Payment Date shall instead be due and payable on the immediately preceding Business Day. Notwithstanding the foregoing, the Maturity Date shall be the second to last Business Day of the Interest Accrual Period in which the Maturity Date falls; provided that, prior to a Securitization, interest shall be payable on the Maturity Date for the period through but excluding the Maturity Date.

“Permits” means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of the Property (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses, consents, approvals and rights, obtained from any Governmental Authority concerning ownership, operation, use or occupancy of the Property).

“Permitted Debt” means:

(a)          with respect to Mortgage Borrower, the “Permitted Debt” as defined in the Mortgage Loan Agreement as in effect on the date hereof; and

(b)          with respect to Borrower, the Indebtedness and reasonable and customary administrative expenses and state franchise taxes;

provided, that the foregoing shall not prohibit the direct incurrence of unsecured debt or the direct issuance of preferred equity by NY REIT or NYROP.

“Permitted Investments” has the meaning set forth in the Mortgage Loan Agreement (except that any consent of Mortgage Lender required thereunder shall for purposes hereof also require the consent of Lender).

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Part 4, Subtitle B, Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Part 4, Subtitle B, Title I of ERISA or Section 4975 of the Code.

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“Pledge Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, executed by Borrower in favor of Lender, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Policies” has the meaning set forth in the Mortgage Loan Agreement.

“Prime Rate” means the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded to the nearest 1/1000th of one percent (0.001%). If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select in its reasonable discretion an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall reasonably select a comparable interest rate index.

“Prime Rate Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

“Prime Rate Spread” means, in connection with any conversion of the Loan to a Prime Rate Loan, the difference (expressed as the number of basis points) between (a) the sum of LIBOR, determined as of the Interest Determination Date for which LIBOR was last available, plus the applicable Spread, minus (b) the Prime Rate on such Interest Determination Date; provided, however, that if such difference is a negative number, then the Prime Rate Spread shall be zero.

“Principal Indebtedness” means the principal balance of the Loan outstanding from time to time.

“Prior Loan” has the meaning set forth in Section 4.17(c).

“Prohibited Change of Control” means the occurrence of any of the following: (i) the failure of Borrower to be Controlled by NYROP, (ii) the failure of any other Required SPE to be Controlled by NYROP, (iii) the failure of NYROP to be Controlled by NY REIT or by one or more Qualified Equityholders, (iv) Manager or an Affiliate of Manager shall cease to be the advisor of NY REIT or (v) any Transfer of 50% or more of the direct or indirect equity interests in Manager or any change in Control of Manager (but shall exclude any such Transfer or any such change in Control resulting from the acquisition by AR Global Investments, LLC, of any interests, directly or indirectly, in Manager); provided, however, that any occurrence of the foregoing resulting from the exercise by Mezzanine Lender or any Additional Mezzanine Lender of their respective rights and/or remedies under the Mezzanine Loan Documents or Additional Mezzanine Loan Documents, as applicable, shall not be deemed a Prohibited Change of Control.

“Prohibited Pledge” has the meaning set forth in Section 7.1(f).

“Prohibited Transferee” means SL Green, Empire Realty, Starwood Capital, or any of their respective Affiliates.

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“Property” means the real property described on Schedule A, together with all buildings and other improvements thereon and all personal property appurtenant thereto.

“Qualified Equityholder” means (i) NY REIT or (ii) a bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, real estate investment trust, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing; provided that, in each case under this clause (ii), such Person (x) has total shareholder’s equity in excess of $1,000,000,000 (exclusive of the Property), and (y) is regularly engaged in the business of owning and operating comparable properties in major metropolitan areas or (iii) any Additional Mezzanine Lender (or its designee) upon its acquisition of the equity interest in Borrower through foreclosure or a transfer in lieu of foreclosure.

“Qualified Guaranty” means a guaranty, in form and substance reasonably satisfactory to Lender, provided to Lender by Guarantor or any replacement Guarantor in accordance herewith.

“Qualified Lease” means a Lease to a Tenant that is paying rent (or is not paying rent because it is subject to a free rent period pursuant to the terms of the applicable Lease) and in occupancy at the Property, is not in default under its Lease beyond applicable notice and cure periods, and is not the subject of a bankruptcy or similar insolvency proceeding (unless such Tenant has assumed such Lease in bankruptcy); provided that if a Tenant has provided notice to Mortgage Borrower that it intends to vacate within three months of the applicable date of determination, the related Lease shall not constitute a Qualified Lease.

“Rating Agency” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s, DBRS and Fitch, or any other nationally-recognized statistical rating agency that has been engaged by Lender to provide the rating for a Securitization of the Loan and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated and continue to rate any of the Certificates (excluding unsolicited ratings).

“Rating Condition” means, with respect to any applicable proposed action after a Securitization, the receipt by Lender of confirmation in writing from each of the Rating Agencies that such action shall not result, in and of itself, in a downgrade, withdrawal, or qualification of any rating then assigned to any outstanding Certificates. No Rating Condition shall be regarded as having been satisfied unless and until any conditions imposed on the effectiveness of any confirmation from any Rating Agency shall have been satisfied. Lender shall have the right in its sole discretion to waive a Rating Condition requirement with respect to any Rating Agency that Lender determines has declined to review the applicable proposal.

“Reference Banks” means four major banks in the London interbank market selected by Lender.

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“Regulatory Change” means any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks or companies controlling banks, including Lender, of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued if enacted, adopted or issued after the date hereof.

“Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), and “Released” has the meaning correlative thereto.

“Release Date” has the meaning set forth in Section 2.3.

“Release Price” means, with respect to the Retail Unit, the greater of (i) the Mezzanine Loan Percentage of $125,000,000 and (ii) the Mezzanine Loan Percentage of the Net Sales Proceeds.

“Rent Roll” has the meaning set forth in Section 4.14(a).

“Retail Unit” means the suites identified on Exhibit C totaling approximately 52,900 square feet.

“Required SPE” means Borrower, Mortgage Borrower, any Mortgage Borrower Single-Purpose Equityholder and any Single-Purpose Equityholder.

“Revenues” has the meaning set forth in the Mortgage Loan Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“SAS” means Strategic Asset Services LLC, a Delaware limited liability company and any of its Affiliates.

“Securitization” means a transaction in which, in the case of the Loan, all or any portion of the Loan is deposited into one or more trusts or entities that issue Certificates to investors, or a similar transaction, and, in the case of the Mortgage Loan, all or any portion of the Mortgage Loan is deposited into one or more trusts or entities that issue Certificates to investors, or a similar transaction; and the term “Securitize” and “Securitized” have meanings correlative to the foregoing.

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“Securitization Vehicle” means the issuer of Certificates in a Securitization of the Loan.

“Service” means the Internal Revenue Service or any successor agency thereto.

“Servicer” means the entity or entities appointed by Agent from time to time to serve as servicer and/or special servicer of the Loan. If at any time no entity is so appointed, the term “Servicer” shall be deemed to refer to Agent.

“Severed Loan Documents” has the meaning set forth in Section 7.2(e).

“Single Member LLC” means a limited liability company that either (x) has only one member, or (y) has multiple members, none of which is a Single-Purpose Equityholder.

“Single-Purpose Entity” means:

(1)         with respect to Mortgage Borrower or any Mortgage Borrower Single-Purpose Equityholder, a “Single-Purpose Entity” as defined in the Mortgage Loan Agreement;

(2)          with respect to Borrower, a Person that:

(a)          was formed under the laws of the State of Delaware solely for the purpose of acquiring and holding an ownership interest in Mortgage Borrower or in the case of a Single-Purpose Equityholder, an ownership interest in Borrower;

(b)          does not engage in any business unrelated to its ownership interest in Mortgage Borrower or in the case of a Single-Purpose Equityholder, its ownership interest in Borrower;

(c)          does not own any assets other than those related to (i) its interest in the Mortgage Borrower, or (ii) in the case of a Single-Purpose Equityholder, its ownership interest in Borrower (and in the case of Borrower, does not and will not own any assets on which Lender does not have a Lien, other than excess cash and other funds that have been released to Borrower pursuant hereto or as otherwise permitted hereunder);

(d)          except as otherwise expressly permitted by the Loan Documents, has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by the Loan Documents), transfer of partnership or membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable);

(e)          has remained and intends to remain solvent and has maintained and intends to maintain adequate capital in light of its contemplated business operations, provided that the foregoing shall not require such Person’s partners, members or shareholders to make any additional capital contributions to such Person;

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(f)          has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(g)          has maintained and will maintain its accounts, books and records, financial statements, stationery, invoices and checks separate and apart from any other Person; provided, however, that the Borrower may consolidate its tax returns with the tax returns of its Affiliates in accordance with GAAP, provided that any such consolidated financial statements do not suggest in any way that such Person’s assets are available to satisfy the claims of its affiliate’s creditors;

(h)          has maintained and will maintain its books, records, resolutions and agreements as official records;

(i)          has not commingled and will not commingle its funds or assets with those of any other Person;

(j)          has held and will hold its assets in its own name;

(k)          has conducted and will conduct its business in its name only, and has not and will not use any trade name;

(l)          has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets, provided that the foregoing shall not require such Person’s partners, members or shareholders to make any additional capital contributions to such Person;

(m)          has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(n)          does not have any Debt other than (i) in the case of Borrower, Permitted Debt, or (ii) in the case of a Single-Purpose Equityholder, reasonable and customary administrative expenses and state franchise taxes;

(o)          is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of such Person as of the Closing Date;

(p)          has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as provided under and contemplated by the Loan Documents;

(q)          has not and will not acquire obligations or securities of its partners, members or shareholders;

(r)          has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery and invoices;

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(s)         except in connection with the Loan and as provided under and contemplated by the Loan Documents, has not pledged and will not pledge its assets for the benefit of any other Person;

(t)          has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(u)          has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(v)         has not made and will not make loans to any Person;

(w)        has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

(x)          has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and not materially less favorable to it than would be obtained in a comparable arm's length transaction with an unrelated third party;

(y)         has and will have no obligation to indemnify its partners, officers, directors, or members, as the case may be, or has such an obligation that is fully subordinated to the Indebtedness and will not constitute a claim against Borrower if Borrower’s cash flow in excess of the amount required to pay the Indebtedness is insufficient to pay such obligation;

(z)          will consider the interests of its creditors in connection with all corporate, partnership or limited liability company actions, as applicable;

(aa)      maintains a sufficient number of employees, if any, in light of its contemplated business operations;

(bb)      conducts its business so that the assumptions made with respect to it that are contained in the Nonconsolidation Opinion shall at all times be true and correct in all material respects;

(cc)        has two Independent Directors on its board of directors or board of managers, or has a Single-Purpose Equityholder with two Independent Directors on such Single-Purpose Equityholder’s board of directors or board of managers, and has organizational documents that (i) provide that the Independent Directors consider only the interests of Borrower, including its creditors, and shall have no fiduciary duties to Borrower’s equityholders (except to the extent of their respective interests in Borrower), and (ii) prohibit the replacement of any Independent Director without Cause and without giving at least two Business Days’ prior written notice to Lender and the Rating Agencies (except in the case of the death, legal incapacity, or voluntary non-collusive resignation of an Independent Director, in which case no prior notice to Lender or the Rating Agencies shall be required in connection with the replacement of such Independent Director with a new Independent Director that is provided by any of the companies listed in the definition of “Independent Director”);

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(cc)         if such entity is a Single Member LLC, has organizational documents that provide that upon the occurrence of any event (other than a permitted equity transfer) that causes its sole member to cease to be a member while the Loan is outstanding, the Special Member (as defined in the Borrower’s LLC Agreement) shall automatically be admitted as the sole member of the Single Member LLC and shall preserve and continue the existence of the Single Member LLC without dissolution;

(dd)         files its own tax returns separate from those of any other Person, except to the extent it is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and pays any taxes required to be paid under applicable law only from its own funds; and

(ee)         has by-laws or an operating agreement, or has a Single-Purpose Equityholder with by-laws or an operating agreement, which provides that, for so long as the Loan is outstanding, such Person shall not take or consent to any of the following actions except to the extent expressly permitted in this Agreement and the other Loan Documents:

(i)	the engagement by such Person (and, in the case of a Single-Purpose Equityholder, the engagement by Borrower) in any business other than (x) in the case of Borrower, activities incidental to the acquisition and ownership of its interest in Mortgage Borrower and/or a Mortgage Borrower Single-Purpose Equityholder and (y) in the case of a Single-Purpose Equityholder, activities incidental to the acquisition and ownership of its interest in Borrower;

(ii)	the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official in respect of such Person, admitting in writing such Person’s inability to pay its debts generally as they become due, or the taking of any action in furtherance of any of the foregoing, in each case, in respect of itself or, in the case of a Single-Purpose Equityholder, in respect of Borrower, without the affirmative vote of both of its Independent Directors; and

(iii)	any amendment or modification of any provision of its (and, in the case of a Single-Purpose Equityholder, Borrower’s) organizational documents relating to qualification as a “Single-Purpose Entity”.

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“Single-Purpose Equityholder” means a Single-Purpose Entity that (x) is a limited liability company or corporation formed under the laws of the State of Delaware, (y) owns at least a 1% direct equity interest in Borrower, and (z) serves as the general partner or managing member of Borrower.

“Spread” means:

(i)           6.00%; and

(ii)         following the bifurcation of the Note into multiple Note Components pursuant to Section 1.1(c), the weighted average of the Component Spreads of such Note Components at the time of determination, weighted on the basis of the corresponding outstanding principal balances of such Note Components at the time of determination, which weighted average shall be the same as the Spread on the applicable Note prior to such bifurcation.

“Spread Maintenance Premium” means with respect to any prepayment of the Loan, including in connection with the release of the Retail Unit in accordance with Section 2.3 prior to the end of the Spread Maintenance Period, an amount equal to the product of (a) the principal amount so prepaid, times (b) the applicable Spread, times (c) 1/360, times (d) (x) prior to a Securitization, the number of days from the date such prepayment is made and (y) after a Securitization the number of days from (but excluding) the conclusion of the Interest Accrual Period in which such prepayment is made, in each case, through and including the last day of the Spread Maintenance Period.

“Spread Maintenance Period” means the period from the Closing Date to March 30, 2017.

“Strike Rate” 4.0%.

“Subordination of Property Management Agreement” means that certain consent and agreement of manager and subordination of management agreement executed by Borrower and the Approved Property Manager as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Survey” means current land title survey of the Property, certified to Mortgage Borrower, the title company issuing the Title Insurance Policy and Lender and their respective successors and assigns, in form and substance reasonably satisfactory to Lender.

“Taxes” means all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Property or Mortgage Borrower with respect to the Property or rents therefrom or that may become Liens upon the Property, without deduction for any amounts reimbursable to Mortgage Borrower by third parties.

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“Tenant” means any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

“Test Period” means each 12-month period ending on the last day of any calendar month.

“Threshold Amount” means an amount equal to 10.0% of the sum of the Loan Amount and Mortgage Loan Amount.

“Title Insurance Policy” means, as the context may require, (i) the Title Insurance Policy, as defined in the Mortgage Loan Agreement, (ii) a UCC insurance policy insuring Lender’s first-priority perfected security interest in 100% of the limited liability company interests in Mortgage Borrower pledged by Borrower to Lender pursuant to the Pledge Agreement, and otherwise in form and substance reasonably acceptable to Lender, and (iii) an owner’s title insurance policy in favor of Mortgage Borrower with a “Mezzanine Lender’s Financing Endorsement”, in form and substance reasonably satisfactory to Lender.

“Transfer” means (i) the sale or other whole or partial conveyance of all or any portion of the Mortgage Loan Collateral or any direct or indirect interest therein to a third party, including granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of the Mortgage Loan Collateral or the subjecting of any portion of the Mortgage Loan Collateral to restrictions on transfer; except that the conveyance of a space lease at the Property in accordance herewith shall not constitute a Transfer or (ii) the sale or other whole or partial conveyance of all or any portion of the Collateral or any direct or indirect interest therein to a third party, including granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of the Collateral or the subjecting of any portion of the Collateral to restrictions on transfer.

“Unfunded Obligations” has the meaning set forth in the Mortgage Loan Agreement.

“Unfunded Obligations Guaranty” means that certain unfunded obligations guaranty, dated as of the Closing Date, executed by Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith

“Use” means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, possession, use, discharge, placement, treatment, disposal, disposition, removal, abatement, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.

“U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax” means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

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“Waste” means any intentional material abuse or intentional destructive use (whether by action or inaction) of the Property.

(b)          Rules of Construction. Unless otherwise specified, (i) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement, (ii) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (iii) “including” means “including, but not limited to”, (iv) “mortgage” means a mortgage, deed of trust, deed to secure debt or similar instrument, as applicable, and “mortgagee” means the secured party under a mortgage, deed of trust, deed to secure debt or similar instrument, (v) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision, article, section or other subdivision of this Agreement, (vi) unless otherwise indicated, all references to “this Section” shall refer to the Section of this Agreement in which such reference appears in its entirety and not to any particular clause or subsection or such Section, (vii) the use of the phrases “an Event of Default exists”, “during the continuance of an Event of Default” or similar phrases in the Loan Documents shall not be deemed to grant Borrower any right to cure an Event of Default except as expressly provided herein, and (viii) terms used herein and defined by cross-reference to another agreement or document shall have the meaning set forth in such other agreement or document as of the Closing Date, notwithstanding any subsequent amendment or restatement of or modification to such other agreement or document, except that if the definition set forth in such other agreement or document contains any requirement that a matter be approved or consented to by Mortgage Lender then for purposes hereof the consent of Lender shall also be required, and (ix) any capitalized term used herein and not otherwise defined shall have the meaning ascribed thereto in the Mortgage Loan Agreement. Except as otherwise indicated, all accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, as the same may be modified in this Agreement. Notwithstanding anything herein to the contrary, any provisions in this Agreement cross-referencing provisions of the Mortgage Loan Documents shall (x) mean the Mortgage Loan Documents in effect as of the date hereof, unless otherwise specified, as the same may be amended, restated, modified or supplemented in accordance herewith, provided, however, Lender shall not be bound by any amendments, restatements, modifications, supplements or waivers of any Mortgage Loan Document other than those amendments or modifications that are not material amendments or modifications or amendments or modifications that are required under the Mortgage Loan Documents or are for the purpose of correcting manifest error unless Lender has consented thereto, which consent shall not be unreasonably withheld, delayed or conditioned so long as no Event of Default is then continuing, and (y) to the extent the context requires, be effective notwithstanding the termination of the Mortgage Loan Agreement by payment in full of the Mortgage Loan or otherwise. Whenever in this Agreement or in the other Loan Documents, it is provided (i) that Borrower shall cause Mortgage Borrower to take or refrain from taking any actions, such statements shall also mean that Borrower shall cause any applicable Mortgage Borrower Single-Purpose Equityholder to cause Mortgage Borrower to take or refrain from taking any actions and (ii) that Borrower shall not permit Mortgage Borrower to take or refrain from taking any actions, such statements shall also mean that Borrower shall not permit any applicable Mortgage Borrower Single-Purpose Equityholder to permit Mortgage Borrower to, take or refrain from taking any actions, as the case may be. Any provision contained in this Agreement or in any of the other Loan Documents to the effect that Borrower shall cause, permit or allow Mortgage Borrower to act or to refrain from acting in any manner, or to the effect that Borrower shall itself act or refrain from acting in any manner with respect to the Property, or Borrower represents or warrants on behalf or, or covenants on behalf of, Mortgage Borrower, or with respect to the Property, shall be construed as meaning that Borrower shall do so in Borrower’s capacity as the owner of the equity interests in Mortgage Borrower in accordance with Legal Requirements and applicable organizational documents and not directly with respect to the Mortgage Borrower or the Property in any other matter that would violate the covenants contained in Section 4.17 of this Agreement, any other similar covenants contained in the Borrower’s or Mortgage Borrower’s organizational documents, or any other similar covenants contained in the Mortgage Loan Documents.

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Article I

GENERAL TERMS

Section 1.1.   The Loan; Term.

(a)          On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall make a loan to Borrower (the “Loan”) in an amount equal to the Loan Amount. The Loan shall initially be represented by a single Note that shall bear interest as described in this Agreement at a per annum rate as provided in Section 1.2(a). If the Note is subdivided pursuant to Section 1.1(c), each of the Notes shall be pari passu and of equal rank without priority or preference of one over the other (except following repayments of principal during the continuance of an Event of Default). Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

(b)          The Loan shall be secured by the Collateral pursuant to the Pledge Agreement and the other Loan Documents.

(c)          Upon written notice from Lender to Borrower, the Note will be deemed to have been subdivided into multiple components (“Note Components”). Each Note Component shall have such notional balance as Lender shall specify in such notice and an interest rate equal to the sum of LIBOR plus such amount as Lender shall specify in such notice (“Component Spread”); provided that the sum of the principal balances of all Note Components shall at all times (i.e., no “rate creep”) equal the then-current Principal Indebtedness, and the weighted average of the Component Spreads, weighted on the basis of their respective principal balances, shall equal the percentage set forth in clause (i) of the definition of “Spread” (except following repayments of principal during the continuance of an Event of Default). Borrower shall be treated as the obligor with respect to each of the Note Components, and Borrower acknowledges that each Note Component may be individually beneficially owned by a separate Person subject to the terms hereof regarding the Assignment of the Loan. The Note Components need not be represented by separate physical Notes, but if requested by Lender, each Note Component shall be represented by a separate physical Note, in which case Borrower shall execute and return to Lender each such Note promptly following Borrower’s receipt of an execution copy thereof.

(d)          Borrower shall have one option to extend the scheduled Maturity Date of the Loan to the Payment Date in the month containing the one-year anniversary of the scheduled Maturity Date (the period of the extension, an “Extension Term”), provided that, as a condition to such Extension Term (i) Borrower shall deliver to Lender written notice of such extension at least 30 and not more than 90 days prior to the scheduled Maturity Date; (ii) no Event of Default shall be continuing on either the date of such notice or the Maturity Date as theretofore in effect; (iii) the Debt Yield for the Property for the Test Period ending immediately prior to the Maturity Date as theretofore in effect shall be no less than the Debt Yield Threshold; provided that if the Debt Yield is less than the Debt Yield Threshold, Borrower shall be permitted to prepay the Loan in the amount required to cause the Debt Yield to equal the applicable Debt Yield Threshold, which prepayment shall be made pursuant to, and in accordance with, Section 2.1 but without the notice required thereunder, (iv) Borrower shall have obtained an Interest Rate Cap Agreement for the applicable Extension Term and collaterally assigned such Interest Rate Cap Agreement to Lender pursuant to an Assignment of Interest Rate Cap Agreement; (v) Borrower shall have paid a fee in an amount equal to 0.75% of the Principal Indebtedness; and (vi) Borrower shall have reimbursed Lender for all reasonable out-of-pocket expenses incurred by Lender in connection with such extension. If Borrower fails to exercise any extension option in accordance with the provisions of this Agreement, such extension option, and any subsequent extension option hereunder, will automatically cease and terminate.

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Section 1.2.    Interest and Principal.

(a)          On each Payment Date, Borrower shall pay to Lender (to be applied to each Note on a pro rata, pari passu basis, if applicable) interest on the Principal Indebtedness for the applicable Interest Accrual Period at a rate per annum equal to (i) at any time the Loan is a LIBOR Loan, the sum of LIBOR, determined as of the Interest Determination Date immediately preceding such Interest Accrual Period, plus the applicable Spread and (ii) at any time the Loan is a Prime Rate Loan, the sum of the Prime Rate, determined as of the Interest Determination Date immediately preceding such Interest Accrual Period, plus the applicable Prime Rate Spread (except that in each case, interest shall be payable on the Indebtedness, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default). As of the Closing Date, the Loan is a LIBOR Loan, and except as provided in Section 1.2(e), the Loan shall at all times be a LIBOR Loan. Notwithstanding the foregoing, on the Closing Date, Borrower shall pay interest from and including the Closing Date through the end of the first Interest Accrual Period, in lieu of making such payment on the first Payment Date following the Closing Date (unless the Closing Date falls on a Payment Date, in which case, no interest will be collected on the Closing Date, and Borrower shall make the payment required pursuant to this Section commencing on the first Payment Date following the Closing Date) and the next payment of interest shall be due and payable on the next subsequent Payment Date.

(b)          No prepayments of the Loan shall be permitted except for (i) prepayments made pursuant to Section 2.1, Section 2.3 and Section 5.4 and (ii) prepayments resulting from Casualty or Condemnation as described in Section 5.16. The entire outstanding Principal Indebtedness, together with all interest thereon through (x) prior to a Securitization, the Maturity Date and (y) after a Securitization, the end of the Interest Accrual Period in which the Maturity Date falls (calculated only after a Securitization as if such Principal Indebtedness were outstanding for the entire Interest Accrual Period) and, in each case, all other amounts then due under the Loan Documents shall be due and payable by Borrower to Lender on the Maturity Date.

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(c)          If all or any portion of the Principal Indebtedness is paid to Lender during the Spread Maintenance Period following acceleration of the Loan (except as a result of a Casualty or Condemnation), Borrower shall pay to Lender an amount equal to the applicable Spread Maintenance Premium. Amounts received in respect of the Indebtedness during the continuance of an Event of Default shall be applied toward interest, principal and other components of the Indebtedness (in such order as Lender shall determine) before any such amounts are applied toward payment of any Spread Maintenance Premium that is due and payable, with the result that any Spread Maintenance Premium that is due and payable shall accrue as the Principal Indebtedness is repaid but no amount received from Borrower shall constitute payment of a Spread Maintenance Premium until the remainder of the Indebtedness shall have been paid in full. Borrower acknowledges that (i) a prepayment during the Spread Maintenance Period will cause damage to Lender; (ii) the Spread Maintenance Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid; (iii) it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an acceleration or any other prepayment during the Spread Maintenance Period; and (iv) the Spread Maintenance Premium represents Lender’s and Borrower’s reasonable estimate of Lender’s damages from the prepayment and is not a penalty.

(d)          Any payments of interest and/or principal not paid when due hereunder shall bear interest at the applicable Default Rate from and after the expiration of applicable notice and cure periods and, in the case of all payments due hereunder other than the repayment of the Principal Indebtedness on the Maturity Date if not paid when due, when paid shall be accompanied by a late fee in an amount equal to the lesser of 5% of such unpaid sum and the maximum amount permitted by applicable law, in order to defray a portion of the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.

(e)          In the event that Lender shall determine in its reasonable discretion that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR in accordance with the definition thereof, then the Loan shall be converted to a Prime Rate Loan effective as of the commencement of the Interest Accrual Period following the date of such determination, and Lender shall give notice thereof to Borrower by telephone at least one day prior to the applicable Interest Determination Date (which notice shall thereafter be promptly confirmed by Lender in writing). If, pursuant to this Section, any portion of the Loan has been converted to a Prime Rate Loan and Lender thereafter determines in its reasonable discretion that the events or circumstances that resulted in such conversion are no longer applicable, the Loan shall be converted to a LIBOR Loan effective as of the commencement of the Interest Accrual Period following the date of such determination, and Lender shall give notice thereof to Borrower by telephone at least one day prior to the applicable Interest Determination Date (which notice shall thereafter be promptly confirmed by Lender in writing). Borrower shall pay to Lender, promptly following demand, any additional amounts necessary to compensate Lender for any reasonable out-of-pocket costs incurred by Lender in making any conversion in accordance with this Section. In the event any Note has been divided into multiple Notes or Note Components pursuant to Section 1.1(c), upon any conversion of the Loan pursuant to this Section the interest rate applicable to such Notes or Note Components shall be proportionately adjusted to reflect such conversion. Except as provided in this Section, the Loan shall at all times be a LIBOR Loan. In no event shall Borrower have the right to convert a LIBOR Loan to a Prime Rate Loan.

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(f)          In the event of a sale (including a foreclosure sale), refinancing, Transfer, or other disposition or liquidation of any or all of the Mortgage Loan Collateral, in each case, during the continuance of, or resulting in, an Event of Default, except to the extent otherwise permitted hereunder or under the Mortgage Loan Documents, Borrower shall cause to be paid to Lender as a mandatory prepayment of the Loan, all amounts paid to and actually received by or on behalf of Mortgage Borrower, Borrower or any of their respective Affiliates in connection therewith (and to the extent such amounts are not deposited with Mortgage Lender), less any amounts required or permitted to be held by or for the benefit of or delivered to Mortgage Lender pursuant to the Mortgage Loan Documents.

(g)          In the event that (i) proceeds are realized by Borrower, Mortgage Borrower or any of their respective Affiliates under Mortgage Borrower’s policy of title insurance with respect to a claim made thereunder, and (ii) such proceeds are not required or permitted to be held by or for the benefit of or delivered to Mortgage Lender, then Borrower shall cause to be remitted to Lender the amount of such proceeds, less any amount required to cure the applicable title defect and Borrower’s or Mortgage Borrower’s reasonable out-of-pocket expenses incurred in connection with effectuating such claim and curing such title defect, and such amount shall be held by Lender in an Eligible Account as additional Collateral for the Loan or if there has been a cure of the foregoing title defect and no Event of Default is then continuing, such funds shall be returned to Borrower.

Section 1.3.          Method and Place of Payment. Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Notes shall be made to Lender not later than 2:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender. Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day. Lender shall notify Borrower in writing of any changes in the account to which payments are to be made. If the amount received from Borrower (or from the Mortgage Loan Cash Management Account pursuant to Section 3.2(b) of the Mortgage Loan Agreement) is less than the sum of all amounts then due and payable hereunder and as a result an Event of Default has occurred, such amount shall be applied, at Lender’s sole discretion, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and the Note and Note Components, in such sequence as Lender shall elect in its sole discretion, or toward the payment of Property expenses. Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

Section 1.4.   Taxes; Regulatory Change.

(a)          Borrower shall indemnify Lender and hold Lender harmless from and against any present or future stamp, documentary or other similar or related taxes or other similar or related charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority by reason of the execution and delivery of the Loan Documents and any consents, waivers, amendments and enforcement of rights under the Loan Documents.

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(b)          Reasonably promptly following Borrower’s request, the Lender at the time the Loan is made and any Person to whom there has been an Assignment shall complete and deliver to Borrower a duly executed Form W-9 certifying that it is not subject to backup withholding or an appropriate IRS Form W-8, as applicable. If Borrower is required by law to withhold or deduct any amount from any payment hereunder in respect of any Borrower Tax, Borrower shall withhold or deduct the appropriate amount, remit such amount to the appropriate Governmental Authority and pay to the Lender and each Person to whom there has been an Assignment or Participation of the Loan (Lender and all such Persons, collectively, “Lender Parties” and each individually, a “Lender Party”) such additional amounts as are necessary in order that the net payment of any amount due hereunder, after deduction for or withholding in respect of any Borrower Tax imposed with respect to such payment, will not be less than the amount stated in this Agreement to be then due and payable; except that the foregoing obligation to pay such additional amounts shall not apply to (i) Inapplicable Taxes; (ii) any amount of U.S. Tax in effect and applicable to payments to Lender on the date of this Agreement, provided that Borrower requests from Lender, if necessary to prevent the imposition of such U.S. Tax, a Form W-9 or W-8, as applicable, reasonably in advance of when withholding in respect of such U.S. Tax would be required absent the receipt of such form; (iii) with respect to payments made under this Agreement to any Lender Party to whom there has been an Assignment or Participation, any amount of U.S. Tax imposed, to the extent that the receipt of additional amounts in respect of such U.S. Tax would entitle the Lender Party to receive greater payment than the assignor would have been entitled to receive with respect to the rights assigned, unless such assignment shall have been made at a time when the circumstances giving rise to such greater payment did not exist; (iv) any U.S. federal withholding taxes imposed under FATCA; or (v) any amount of Borrower Taxes imposed solely by reason of the failure by an assignee to comply with Section 9.7(c). If Borrower shall fail to pay any Borrower Taxes or other amounts that Borrower is required to pay pursuant to this Section, and Lender or any Person to whom there has been an Assignment or Participation of a Loan pays the same, Borrower shall reimburse Lender or such Person promptly following demand therefore in the currency in which such taxes or other amounts are paid, whether or not such taxes were correctly or legally asserted, together with interest thereon from and including the date of payment to but excluding the date of reimbursement at a rate per annum equal to the rate required to be paid under Section 1.2(a) for the first five (5) Business Days from and including the date of payment and demand to Borrower and the Default Rate thereafter.

(c)          Within 30 days after paying any amount from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Borrower shall deliver to Lender reasonably satisfactory evidence of such deduction, withholding or payment (as the case may be).

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(d)          If, as a result of any Regulatory Change, any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, Lender or any holder of all or a portion of the Loan is imposed, modified or deemed applicable and the result is to increase the cost to such Lender or such holder of making or holding the Loan, or to reduce the amount receivable by Lender or such holder hereunder in respect of any portion of the Loan by an amount deemed by Lender or such holder in its reasonable discretion to be material (such increases in cost and reductions in amounts receivable, “Increased Costs”), then Borrower agrees that it will pay to Lender or such holder upon Lender’s or such holder’s request such additional amount or amounts as will compensate Lender and/or such holder for such Increased Costs to the extent that such Increased Costs are reasonably allocable to the Loan and are also being paid by borrowers under similar loans held by Lender or such holder. Lender will notify Borrower in writing of any event occurring after the Closing Date that will entitle Lender or any holder of the Loan to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall fail to notify Borrower of any such event within six (6) months following the end of the month during which such event occurred, then Borrower’s liability for any amounts described in this Section incurred by such Lender as a result of such event shall be limited to those attributable to the period occurring subsequent to the date that is six (6) months prior to the date upon which such Lender actually notified Borrower of the occurrence of such event. Notwithstanding the foregoing, in no event shall Borrower be required to compensate Lender or any holder of the Loan for any portion of the income or franchise taxes of Lender or such holder, whether or not attributable to payments made by Borrower. If a Lender requests compensation under this Section, Borrower may, by notice to Lender, require that such Lender furnish to Borrower a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof.

Section 1.5.   Interest Rate Cap Agreements.

(a)          On or prior to the Closing Date, Borrower shall obtain, and thereafter maintain in effect, an Interest Rate Cap Agreement, which shall be coterminous with the initial term of the Loan and have a notional amount equal to the Loan Amount. Any initial Interest Rate Cap Agreement shall have a strike rate equal to or less than the Strike Rate.

(b)          If Borrower exercises any of its options to extend the term of the Loan pursuant to Section 1.1(d), on or prior to the commencement of the applicable Extension Term, Borrower shall obtain, and thereafter maintain in effect, an Interest Rate Cap Agreement having (x) a term coterminous with such Extension Term, (y) a notional amount at least equal to the Principal Indebtedness as of the first day of such Extension Term, and (z) a strike rate equal to or less than the Strike Rate.

(c)          Borrower shall collaterally assign to Lender pursuant to an Assignment of Interest Rate Cap Agreement all of its right, title and interest in any and all payments under each Interest Rate Cap Agreement and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement and obtain the consent of the Acceptable Counterparty to such collateral assignment (as evidenced by the Acceptable Counterparty’s execution of such Collateral Assignment of Interest Rate Cap Agreement).

(d)          Borrower shall comply with all of its material obligations under the terms and provisions of each Interest Rate Cap Agreement. All amounts paid under an Interest Rate Cap Agreement shall be deposited directly into the Clearing Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder without the approval of Lender, not to be unreasonably withheld, delayed or conditioned.

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(e)          If, at any time during the term of the Loan, the counterparty to the Interest Rate Cap Agreement then in effect ceases to be an Acceptable Counterparty and thereafter fails to abide by the requirements set forth in such Interest Rate Cap Agreement with respect to ratings downgrades, then Borrower shall promptly obtain a replacement Interest Rate Cap Agreement satisfying the requirements set forth in paragraph (a) or (b) above, as applicable, with a counterparty that is an Acceptable Counterparty.

(f)          In connection with closing of the Loan and at any time that Borrower obtains a replacement Interest Rate Cap Agreement pursuant to this Section, Borrower shall deliver to Lender a legal opinion or opinions from counsel to the applicable Acceptable Counterparty (which counsel may be internal counsel) with respect to the Interest Rate Cap Agreement in form and substance reasonably satisfactory to Lender.

Section 1.6.    Release. Upon payment of the Indebtedness in full when permitted or required hereunder, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender, which, at Borrower’s election and at Borrower’s sole cost and expense either (a) release and discharge all Liens on all Collateral securing payment of the Indebtedness (subject to Borrower’s obligation to pay any associated fees and expenses), including all balances in the Collateral Accounts (if Collateral Accounts are being maintained hereunder rather than under the Mortgage Loan Agreement); or (b) assign such Liens (and the Loan Documents) to a new lender designated by Borrower. Any release or assignment provided by Lender pursuant to this Section shall be without recourse, representation or warranty of any kind other than that the Loan is not subject to any Lien.

Article II

VOLUNTARY PREPAYMENT AND ASSUMPTION

Section 2.1.   Voluntary Prepayment.

(a)          Borrower shall have the right, at its option, upon 30 days’ prior written notice to Lender, to prepay the Loan in whole or in part at any time, provided that Mortgage Borrower shall make a simultaneous and pro-rata prepayment of the Mortgage Loan, with the result that the ratio of the Principal Indebtedness to the Mortgage Loan Principal Indebtedness remains unchanged. Each such prepayment shall be accompanied by (i) the amount of interest that would have been earned on the Loan during the Interest Accrual Period relating to the applicable Payment Date (if prepaid on a Payment Date) or the succeeding Payment Date (if prepaid on any date other than a Payment Date) had the prepayment not occurred and (ii) except as otherwise provided herein, the Spread Maintenance Premium if such prepayment occurs during the Spread Maintenance Period. Following any such prepayment, Borrower may release or transfer, free and clear of the Lien of the Loan Documents, a portion of the notional amount of the Interest Rate Cap Agreement equal to the amount of such prepayment. Borrower’s notice of prepayment shall create an obligation of Borrower to prepay the Loan as set forth therein, but may be rescinded with five (5) Business Days’ written notice to Lender (of the original or extended date, but subject to payment of any reasonable out-of-pocket costs and expenses resulting from such rescission) or extended by up to thirty (30) days by written notice to Lender delivered no less five (5) Business Days prior to the intended prepayment.

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(b)          If the Note has been bifurcated into multiple Note Components pursuant to Section 1.1(c), so long as no Event of Default is then continuing, all prepayments of the Loan shall be applied to the Note Components pro rata. During the continuance of an Event of Default, any prepayment of the Loan shall be applied in such order as Lender shall determine in its sole discretion.

(c)          If the Debt Yield is less than the applicable Debt Yield Threshold as of the Test Period immediately prior to the Extension Term, Borrower shall be permitted to (but not obligated to) prepay a portion of the Loan (and Mortgage Borrower shall make a simultaneous pro rata prepayment of the Mortgage Loan) in the aggregate amount required to cause the Debt Yield to equal or exceed the Debt Yield Threshold, which prepayment shall be accompanied by interest on the principal amount so prepaid through (x) prior to a Securitization, the date such prepayment is made and (y) after a Securitization, the end of the Interest Accrual Period in which such prepayment is made; provided, however, that none of the Mortgage Loan Future Funding Component shall be used to prepay the Mortgage Loan or Mezzanine Loan.

(d)          Borrower shall be permitted to (but not obligated to) prepay a portion of the Loan (and Mortgage Borrower shall make a simultaneous pro rata prepayment of the Mortgage Loan) in the aggregate amount necessary to increase the Debt Yield to avoid the commencement of a Cash Flow Sweep Period or, if there is an ongoing Cash Flow Sweep Period, to cause the termination of such Cash Flow Sweep Period, which prepayment shall be accompanied by interest on the principal amount so prepaid through (x) prior to a Securitization, the date such prepayment is made and (y) after a Securitization, the end of the Interest Accrual Period in which such prepayment is made; provided, however, that none of the Mortgage Loan Future Funding Component shall be used to prepay the Mortgage Loan or Mezzanine Loan. So long no Event of Default is then continuing, Borrower shall have the right (but not the obligation) to direct Lender to use funds in the Cash Flow Sweep Reserve Account, if any, to prepay the Loan and make a simultaneous pro rata prepayment of the Mortgage Loan in the aggregate amount necessary to increase the Debt Yield to avoid the commencement of a Cash Flow Sweep Period or, if there is an ongoing Cash Flow Sweep Period, to cause the termination of such Cash Flow Sweep Period.

Section 2.2.   Transfers of Equity Interests in Borrower.

(a) No direct equity interests in Mortgage Borrower shall be conveyed or otherwise transferred to any Person under any circumstances. No direct or indirect equity interests in Borrower shall be conveyed or otherwise transferred to any Person without Lender’s approval (in its sole discretion), except in connection with a foreclosure by any Additional Mezzanine Lender under the Additional Mezzanine Loan Documents, or unless the following conditions are satisfied:

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(i)          no Event of Default shall be continuing at the time of such conveyance or transfer;

(ii)         no Prohibited Change of Control or Prohibited Pledge shall occur as a result thereof;

(iii)        if such conveyance or transfer results in any Person acquiring more than 49% of the direct or indirect equity interest in any Required SPE (even if not constituting a Prohibited Change of Control), Borrower shall have delivered to Lender with respect to such Person a new non-consolidation opinion or modification to the Nonconsolidation Opinion in substantially the form of the Nonconsolidation Opinion or otherwise approved by Lender, such approval not to be unreasonably withheld, delayed or conditioned;

(iv)        Borrower shall have paid the reasonable out-of-pocket costs and expenses (if any) of the Rating Agencies and reimbursed Lender for its reasonable out-of-pocket costs and expenses incurred in connection with any such conveyance or transfer, provided that no fee shall be payable to Lender or Servicer or Rating Agencies with respect to such transfer; and

(v)         Lender shall have received 10 days advance written notice of such conveyance or transfer; and

(vi)        if, as a result of such conveyance or transfer, there is a new guarantor, such guarantor (a) is a Qualified Equityholder and (b) shall execute and deliver a new recourse guaranty and environmental indemnity in form and substance substantially similar to that delivered to Lender at closing of the Loan.

(b)          Notwithstanding the foregoing, the following shall be permitted without Lender’s consent or the payment of any fees or (except as noted below) satisfaction of any other condition:

(i)          the offer, sale, listing, transfer or issuance by NY REIT of (i) securities that are listed on the New York Stock Exchange, the NASDAQ Global Select Market or another nationally recognized stock exchange or (ii) securities that are sold in the ordinary course of business and in accordance with all applicable legal requirements to investors in a manner consistent with previous offerings and sales conducted by NY REIT or its Affiliates to date; or

(ii)         subject to satisfaction of the conditions in Sections 2.2(a)(iii), 2.2(a)(iv) and 2.2(a)(vi), the merger or acquisition of all, or substantially all, of the direct or indirect interests in NYROP by any Person provided that at all times NYROP is Controlled by NY REIT or by one or more Qualified Equityholders.

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Section 2.3.   Retail Unit Release.

(a)          From and after a Condominium Conversion in accordance with Section 2.3(d), provided no Event of Default shall have occurred and be continuing, Borrower shall have the right to permit the Mortgage Borrower to transfer title to the Retail Unit and obtain a release of the lien of the Mortgage (and related Loan Documents) on the Mortgage Borrower’s interest in the Retail Unit upon satisfaction of the following conditions precedent as reasonably determined by Lender:

(i)          not less than 30 days, nor more than 90 days, prior to the date on which the Borrower proposes a release to occur (the “Release Date”), Borrower shall provide to Lender a notice specifying the proposed Release Date, which notice shall be revocable without penalty by Borrower up to two Business Days prior to the Release Date (subject to payment by Borrower of any reasonable out-of-pocket costs and expenses incurred by Lender in connection with the release), provided that Borrower shall have the right to adjourn the Release Date for a period of up to 30 days by delivering notice of such adjournment to Lender prior to the then-scheduled Release Date;

(ii)         such release shall be in connection with a bona fide sale of the Retail Unit by the Mortgage Borrower to a third party that is not an Affiliate of either Borrower or Guarantor pursuant to an arms-length transaction;

(iii)        Borrower shall make a principal payment to be applied against the principal balance of the Loan in accordance with Section 2.1 in an aggregate amount equal to the Release Price, together with the amount of interest theretofore accrued but unpaid in respect of the principal amount so prepaid, plus the amount of interest that would have accrued on the principal amount so prepaid had it remained outstanding through (x) prior to a Securitization, the date such prepayment is made and (y) after a Securitization, the end of the Interest Accrual Period in which such prepayment is made and, in each case if applicable, the Spread Maintenance Premium;

(iv)        Lender shall have received reasonably satisfactory evidence that the Mortgage Borrower shall have satisfied all of the conditions to the proposed release set forth in the Mortgage Loan Agreement, including a principal payment against the Mortgage Loan equal to the Mortgage Loan Release Price;

(v)         Borrower shall have complied or shall have caused Mortgage Borrower to comply in all material respects with all requirements of and obtained all approvals, if any, required under any Leases and/or Material Agreements (including, without limitation, those documents related to the creation or operation of a condominium association or similar regime) applicable to the release of the Retail Unit, and the release shall not violate in any material respect any of the provisions of any of the foregoing (except to the extent such provisions have been waived or otherwise amended in such a manner that Borrower or Mortgage Borrower is no longer in violation thereof);

(vi)        after giving effect to such release, the Debt Yield for the remaining Property is at least equal to the greater of (x) the Debt Yield for the Property (including the Retail Unit) immediately prior to giving effect to such release and (y) 8.0%;

(vii)       Borrower shall deliver to Lender an Officer’s Certificate certifying that the requirements set forth in this Section 2.4 have been satisfied; and

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(viii)      Borrower shall pay all reasonable out-of-pocket costs and expenses of Lender actually incurred in connection with the release of the Retail Unit, including without limitation Lender’s reasonable attorneys’ fees and expenses.

(c)          In connection with a release of the Retail Unit in accordance with the provisions of Section 2.3(a), at Borrower’s sole cost and expense, Lender shall reasonably cooperate with Borrower to allow Mortgage Borrower to structure such release in a manner requested by Borrower (including interim transfers to a newly formed single-purpose entity) provided the same does not impair Lender’s remaining Collateral, the continued validity of any of the Loan Documents or result in a waiver of any of the requirements of Section 2.3(a) or any of Borrower’s obligations under the Loan Documents.

(d)         In connection with the release of the Retail Unit, Borrower shall have the right to cause Mortgage Borrower to convert the entire Property to a commercial condominium form of ownership (a “Condominium Conversion”), subject to the terms and full satisfaction of all of the conditions precedent set forth below:

(i)          Lender shall have received at least sixty (60) days prior notice of the date of the proposed Condominium Conversion (the “Condominium Conversion Notice”), which notice may be revoked or postponed upon three (3) Business Days notice to Lender; provided that Borrower reimburses Lender for any reasonable out-of-pocket costs and expenses, including reasonable attorney’s fees and disbursements, actually incurred by Lender in connection with the proposed Condominium Conversion;

(iii)        no Event of Default has occurred and is continuing on the date Lender receives the Condominium Conversion Notice or on the date of the consummation of the Condominium Conversion;

(iv)        the resulting condominium regime provided for thereunder (the “Condominium”) shall consist of commercial condominium units (each, a “Condominium Unit” and, collectively, the “Condominium Units”) and related common area with a cost-sharing program between the Condominium Units and Lender shall have approved the Condominium Units, common area, the portions of the Property to be included therein, and the cost-sharing program in Lender’s reasonable discretion;

(v)         Lender shall have received and approved in its reasonable discretion all documents, conveyances, instruments and agreements to be entered into in connection with the Condominium Conversion, including, without limitation, the applicable condominium declaration and bylaws (such documents, instruments and agreements, collectively, the “Condominium Documents”);

(vi)       the implementation of the Condominium Conversion will not result in the violation of any Legal Requirements or the terms of any Mortgage Loan Permitted Encumbrances, Leases or Material Agreements in any material respect, or give rise to any termination, cancellation or abatement right under any Lease, Mortgage Loan Permitted Encumbrance or other Material Agreement affecting or relating to the use and/or operation of the Property and Borrower shall have delivered to Lender an Officer’s Certificate certifying as to the foregoing;

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(vii)       Lender shall have received such usual and customary documents, instruments, financing statements and other agreements and assurances as may be reasonably required by Lender to reflect the Condominium Conversion in the Loan Documents, including, but not limited to, amendments and reaffirmations to the terms and conditions hereof and of the other Loan Documents reasonably required by Lender in connection with the Condominium Conversion, the Condominium Documents and/or the other terms and provisions of this Section (but otherwise not imposing any other material changes to the Loan Documents and not increasing Borrower’s obligations or Lender’s rights or reducing Borrower’s rights or Lender’s obligations under the Loan Documents) (such amendments, collectively, the “Condominium Conversion Amendments”);

(viii)       Borrower shall have delivered to Lender evidence such that Lender may reasonably conclude that (A) after giving effect to the Condominium Conversion and the implementation of the terms and conditions set forth in this Section 2.3(d), each Condominium Unit shall be a separate tax lot, and (B) Mortgage Borrower has obtained all necessary approvals, consents or permits and made all necessary filings under all applicable Legal Requirements with respect to the Condominium Conversion and the implementation of the terms and conditions set forth in this Section 2.3(d) (whether from applicable Governmental Authorities, parties to Mortgage Loan Permitted Encumbrances affecting the Property or otherwise);

(ix)       In connection with the Condominium Conversion and the implementation of the terms and conditions set forth in this Section 2.3(d), Borrower shall have delivered to Lender such other information reflecting such Condominium Conversion and implementation, including condominium board estoppels, approvals or other documents or instruments as may be reasonably requested by Lender;

(x)       Borrower shall pay all of Lender’s reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) in connection with the Condominium Conversion and the implementation of the terms and conditions of this Section 2.3(d);

(xi)       Lender shall have received reasonably satisfactory evidence that the Mortgage Borrower shall have satisfied all of the conditions to the Condominium Conversion set forth in the Mortgage Loan Agreement; and

(xii)       Borrower shall have delivered and paid for in full such endorsements, supplements and amendments to the owner’s title insurance policy (and Mezzanine Lender’s Financing Endorsement thereof) as may be reasonably required by Lender to reflect the Condominium Conversion and the implementation of the terms and conditions of this Section 2.3(d), including a so-called condominium endorsement to the owner’s title insurance policy insuring the creation of the Condominium, confirming no change in the amount of the insurance or the coverage under the owner’s title insurance policy as of the Closing Date and insuring the rights and benefits under any reciprocal easement or similar agreement created in connection with the Condominium Conversion.

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Article III
ACCOUNTs

Section 3.1.    Mortgage Loan Cash Management Account. On or prior to the Closing Date, Borrower shall cause the Mortgage Borrower to cause the Clearing Account, the Operating Account, the Mortgage Loan Cash Management Account and each of the other Mortgage Loan Collateral Accounts to be established and thereafter maintained, each in accordance with and subject to the provisions of the Mortgage Loan Documents.

Section 3.2.    Distributions from the Mortgage Loan Cash Management Account. Borrower and Lender acknowledge that, subject to, and in accordance with the terms of the Mortgage Loan Agreement, during the continuance of a Mortgage Loan Event of Default, Mortgage Lender may elect to remit no amount to Lender, but the same shall not excuse Borrower from any of its obligations hereunder or under the other Loan Documents.

Section 3.3.   Mortgage Loan Covenants; Replacement of Mortgage Loan Collateral Accounts.

(a)          Borrower hereby covenants that it shall cause Mortgage Borrower to fully comply with each of the covenants of Mortgage Borrower set forth in Article III of the Mortgage Loan Agreement, as in effect as of the date hereof, notwithstanding any waiver or future amendment of such covenants (unless Lender shall have given its prior written consent to any such waiver or amendment which approval shall not be unreasonably withheld, conditioned or delayed so long as no Event of Default is then continuing). Borrower shall not accept any remittance from the “Capital Expenditure Reserve Account” or “Unfunded Obligations Account” (as such term are defined in the Mortgage Loan Agreement) unless and until Lender has received copies of all materials required to be delivered to Mortgage Lender under Sections 3.7 and 3.11 of the Mortgage Loan Agreement in respect thereof. During the continuance of a Cash Flow Sweep Period, Borrower shall not accept any remittance from the Mortgage Loan Cash Management Account in respect of Property expenditures that are not Budgeted Operating Expenses unless approved by Lender in writing.

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(b)          Notwithstanding anything to the contrary contained in this Agreement, if the Mortgage Loan is repaid, if and as required from time to time by the Mortgage Loan Documents had they still been in effect, but in all cases other than the Unfunded Obligations Account to the extent the Borrower has provided an Unfunded Obligations Guaranty, (i) Borrower shall immediately establish and maintain, with an Eligible Institution selected by Lender and reasonably approved by Borrower and pursuant to the terms of the cash management agreement entered into by and among Borrower, Mortgage Lender and Cash Management Bank (as defined in the Mortgage Loan Agreement) on the substantially same terms as the Mortgage Loan Cash Management Agreement, reserves in Eligible Accounts in replacement and substitution of such Mortgage Loan Collateral Accounts for the benefit of Lender, which substitute reserves and accounts shall be subject to all of the same terms and conditions applicable under the Mortgage Loan Documents with respect to the Mortgage Loan Collateral Account(s) being replaced mutatis mutandis, it being the intent of Lender and Borrower that such substitute reserves and accounts replicate in purpose and function the Mortgage Loan Collateral Account(s) no longer held by the Mortgage Lender; and (ii) Borrower shall remit, or cause Mortgage Borrower to remit, to such Eligible Accounts for the benefit of Lender any funds from the Mortgage Loan Collateral Accounts that were remaining in such reserves at the time of the termination of such reserves for the purpose of funding the equivalent substitute reserves and Borrower or Lender, as applicable, shall cause such accounts to be funded and Lender shall cause disbursements to be made therefrom, all in accordance with the terms of Article III of the Mortgage Loan Agreement and the Mortgage Loan Cash Management Agreement. All accounts established pursuant to this Section 3.3 shall constitute Collateral Accounts.

(c)          Borrower shall, and shall cause Mortgage Borrower to, execute any and all documents reasonably necessary for the implementation or furtherance of the actions contemplated in this Section 3.3, including an amendment to this Agreement incorporating into this Agreement, mutatis mutandis, the cash management provisions in the Mortgage Loan Agreement.

Section 3.4.   Account Collateral.

(a)          Borrower hereby pledges the Account Collateral to Lender as security for the Indebtedness, together with all rights of a secured party with respect thereto, it being the intention of the parties that such pledge shall be a perfected first-priority security interest. Each Collateral Account shall be an Eligible Account under the sole dominion and control of Lender subject to the terms hereof. Subject to the terms hereof, Borrower shall have no right to make withdrawals from any of the Collateral Accounts other than the Operating Account. Funds in the Collateral Accounts shall not be commingled with any other monies at any time. Borrower shall execute any additional documents that Lender in its reasonable discretion may require and shall provide all other evidence reasonably requested by Lender to evidence or perfect its first-priority security interest in the Account Collateral. Funds in the Collateral Accounts shall be invested only in Permitted Investments, which Permitted Investments shall be credited to the related Collateral Account. All income and gains from the investment of funds in the Collateral Accounts other than the Basic Carrying Costs Escrow Account shall be retained in the Collateral Accounts from which they were derived. Unless otherwise required by applicable law, all income and gains from the investment of funds in any Collateral Account established pursuant to Section 3.3 in substitution of the “Basic Carrying Costs Escrow Account” (as defined in the Mortgage Loan Agreement) shall be for the account of Lender in consideration of its administration of such Collateral Account, and Lender shall have the right at any time to withdraw such amounts from such Collateral Account. All reasonable fees of the any Eligible Institution at which any Collateral Account shall be established pursuant to the terms hereof shall be paid by Borrower pursuant to the agreement with such Eligible Institution governing such Eligible Account. After the Loan and all other Indebtedness have been paid in full, the Collateral Accounts shall be closed and the balances therein, if any, shall be paid to Borrower.

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(b)          The insufficiency of amounts contained in the Collateral Accounts shall not relieve Borrower from its obligation to fulfill all covenants contained in the Loan Documents.

(c)          During the continuance of an Event of Default, Lender may, in its sole discretion, apply funds in the Collateral Accounts, and funds resulting from the liquidation of Permitted Investments contained in the Collateral Accounts, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder), the Loan, the Note Components and the Notes in such sequence as Lender shall elect in its sole discretion, and/or toward the payment of Property expenses.

Section 3.5.   Bankruptcy. Borrower and Lender acknowledge and agree that upon the filing of a bankruptcy petition by or against Borrower under the Bankruptcy Code and the Account Collateral shall be deemed not to be property of Borrower’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code. If, however, a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral by Borrower and Lender, the Account Collateral does constitute property of Borrower’s bankruptcy estate, then Borrower and Lender further acknowledge and agree that all funds deposited therein, are and shall be cash collateral of Lender. Borrower acknowledges that Lender does not consent to Borrower’s use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender. Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral (i) unless Borrower shall have received a court order authorizing the use of the same, and (ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.

Article IV

REPRESENTATIONS

Borrower represents to Lender that, as of the Closing Date, except as set forth in the Exception Report:

Section 4.1.   Mortgage Loan Representations. Each and every representation and warranty made by Mortgage Borrower in the Mortgage Loan Agreement is true, complete and correct as of the date hereof. A true, correct and complete copy of the Mortgage Loan Agreement is attached hereto as Annex I.

Section 4.2.   Organization.

(a)          Each Required SPE is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each other jurisdiction where ownership of its assets or the conduct of its business requires it to be so, and each Required SPE has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

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(b)          The organizational chart contained in Exhibit A is true and correct as of the date hereof.

Section 4.3.   Authorization. Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.

Section 4.4.   No Conflicts. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its formation and governance documents, (ii) violate any Legal Requirement, regulation (including Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, contract or other Material Agreement to which Borrower, Guarantor or any of their direct or indirect equityholders is a party or may be bound, or (iv) result in or require the creation of any Lien or other charge or encumbrance upon or with respect to the Collateral in favor of any Person other than Lender.

Section 4.5.   Consents. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by Borrower of this Agreement or the other Loan Documents, except for any of the foregoing that have already been obtained.

Section 4.6.   Enforceable Obligations. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Loan Documents are not subject to any right of rescission, offset, abatement, counterclaim or defense by Borrower or Guarantor, including the defense of usury or fraud.

Section 4.7.   No Default. No Default or Event of Default will exist immediately following the making of the Loan.

Section 4.8.   Payment of Taxes. Borrower has filed, or caused to be filed, all tax returns (federal, state and local) required to be filed and paid all amounts of taxes due (including interest and penalties) except for taxes that are not yet delinquent and has paid all other taxes, fees, assessments and other governmental charges (including recording taxes, documentary stamp taxes and intangible taxes, if any) owing by it necessary to preserve the Liens in favor of Lender.

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Section 4.9.   Compliance with Law. Borrower complies in all material respects with all applicable Legal Requirements. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority the violation of which could materially adversely affect the Collateral or the condition (financial or otherwise) or business of Borrower. There has not been committed by or on behalf of Borrower, to Borrower’s knowledge, any other person involved with the ownership of the Collateral, any act or omission affording any federal Governmental Authority or any state or local Governmental Authority the right of forfeiture as against the Collateral or any portion thereof or any monies paid in performance of its obligations under any of the Loan Documents. Neither Borrower nor Guarantor has purchased any portion of the Collateral with proceeds of any illegal activity.

Section 4.10.   ERISA. Neither Borrower, Mortgage Borrower nor any ERISA Affiliate of Borrower or Mortgage Borrower has incurred any liability, whether actual or contingent, under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code, as of the date hereof or within the six (6) year period ending on the date hereof. The consummation of the transactions contemplated by this Agreement will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under federal, state or local laws, rules or regulations; provided that Borrower shall not be deemed to have breached its representations and warranties set forth in this Section 4.10 by reason of the occurrence of a non-exempt prohibited transaction resulting from Lender’s use of Plan Assets to fund, acquire or hold an interest in the Loan (or any portion thereof).

Section 4.11.   Investment Company Act. Borrower is not an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered under the Investment Company Act of 1940, as amended.

Section 4.12.   No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. Borrower does not have knowledge of any Person contemplating the filing of any such petition against it. During the ten year period preceding the Closing Date, no petition in bankruptcy has been filed by or against any Required SPE, Guarantor, any of their respective affiliates or any Person that owns or controls, directly or indirectly, 10% or more of the beneficial ownership interests in Borrower or Guarantor and no such Persons have been convicted of a felony. Borrower has not received notice of and is not otherwise aware of any Tenant under a Major Lease contemplating or having filed any of the foregoing actions.

Section 4.13.   Other Debt. Borrower does not have any outstanding Debt other than Permitted Debt.

Section 4.14.   Litigation. There are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other court or agency now filed or otherwise pending, and to Borrower’s knowledge there are no such actions, suits, proceedings, arbitrations or governmental investigations threatened, against or affecting Borrower, Guarantor or the Collateral, in each case, and none of the matters listed in the Exception Report contrary to the representation in this Section 4.14, even if determined against Borrower or the Collateral, would reasonably be expected to have a Material Adverse Effect).

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Section 4.15.   Full and Accurate Disclosure. No statement of fact heretofore delivered by Guarantor or Borrower to Lender in writing in respect of the Guarantor, Property, the Collateral or Borrower knowingly contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading unless subsequently corrected (except that the foregoing representation, as it relates to any Environmental Report, Engineering Report, Title Policy and zoning report delivered to Lender in connection with the closing of the Loan, shall be limited to Borrower’s knowledge). There is no fact, event or circumstance presently known to Borrower that has not been disclosed to Lender that has had or could reasonably be expected to result in a Material Adverse Effect.

Section 4.16.   Financial Condition. Borrower has heretofore delivered to Lender financial statements and operating statements with respect to the Property for the past three calendar years, and trailing twelve-month operating statements. Such statements are accurate and complete in all material respects and fairly present in accordance with GAAP the financial position of Borrower in all material respects as of their respective dates and do not knowingly omit to state any material fact necessary to make statements contained therein not misleading. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there have occurred no changes or circumstances that have had or are reasonably expected to result in a Material Adverse Effect.

Section 4.17.   Single-Purpose Requirements.

(a)          Each Required SPE is now, and has always been since its formation, a Single-Purpose Entity and has conducted its business in substantial compliance with the provisions of its organizational documents. Borrower has never (i) owned any assets other than the Collateral, (ii) engaged in any business, except the ownership of the Collateral or (iii) had any material contingent or actual obligations or liabilities unrelated to the Collateral.

(b)          Borrower has provided Lender with true, correct and complete copies of (i) Borrower’s current financial statements, and (ii) Borrower’s current operating agreement or partnership agreement, as applicable, together with all amendments and modifications thereto.

(c)          On or prior to the Closing Date, Borrower shall have been fully released from any loan (other than the Loan) secured by the Property or any of the Collateral (a “Prior Loan”), and Borrower shall not have any continuing liability, actual or contingent, for any Prior Loan, and no recourse whatsoever against any portion of the Property or the Collateral shall be available to satisfy any Prior Loan under any circumstances.

Section 4.18.   Use of Loan Proceeds. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by Legal Requirements or by the terms and conditions of the Loan Documents. The Loan is solely for the business purpose of Borrower or for distribution to Borrower’s equityholders in accordance with Legal Requirements and no portion thereof shall be used for personal, consumer, household or similar purposes.

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Section 4.19.   Not Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

Section 4.20.   Labor Matters. Borrower has no employees and is not a party to any collective bargaining agreements.

Section 4.21.   Title.

(a)      Borrower has good and indefeasible title to the Collateral, free and clear of all Liens except the Mezzanine Loan Permitted Encumbrances. The Pledge Agreement and the other Loan Documents, upon the filing of Uniform Commercial Code financing statements in the appropriate jurisdiction and the delivery to Lender of the membership certificates evidencing the Collateral, create and constitute a valid and perfected first priority Lien on the Collateral, free and clear of all Liens other than the Mezzanine Loan Permitted Encumbrances.

(b)      No creditor of Borrower other than Lender has in its possession any certificates or other documents the possession of which would be required to perfect a security interest in the Collateral.

Section 4.22.  Fraudulent Conveyance. Borrower has not entered into any of the Loan Documents with the actual intent to hinder, delay or defraud any creditor. Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. On the Closing Date, the fair salable value of Borrower’s aggregate assets is and will, immediately following the making of the Loan and the use and disbursement of the proceeds thereof, be greater than Borrower’s probable aggregate liabilities (including subordinated, unliquidated, disputed and Contingent Obligations). Borrower’s aggregate assets do not and, immediately following the making of the Loan and the use and disbursement of the proceeds thereof will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

Estoppel Certificates. Borrower has caused Mortgage Borrower to request estoppel certificates from each Tenant on the form heretofore agreed by Lender and has delivered to Lender true and complete copies of each estoppel certificate received back from any Tenant prior to the Closing Date.

Federal Trade Embargos. Guarantor and each Required SPE is in compliance with all Federal Trade Embargos in all material respects. To Borrower’s knowledge, no Embargoed Person owns any direct or indirect equity interest in any Required SPE. To Borrower’s knowledge, no Tenant at the Property is identified on the OFAC List. Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure that the foregoing representations and warranties remain true and correct in all material respects during the term of the Loan. The representations and warranties set forth in this Section are made only to Borrower’s knowledge with respect to the direct and/or indirect ownership of any shares of stock in NY REIT.

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Section 4.25   Survival. All of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding. All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. On the date of any Securitization, on not less than five (5) Business Days’ prior written notice, Borrower shall deliver to Lender a certification (x) confirming that all of the representations contained in this Agreement are true and correct as of the date of such Securitization, or (y) otherwise specifying any changes in or qualifications to such representations as of such date as may be necessary to make such representations consistent with the facts as they exist on such date.

Article V

AFFIRMATIVE COVENANTS

Borrower covenants and agrees as follows:

Section 5.1.   Existence; Licenses. Each Required SPE shall do or cause to be done all things necessary to remain in existence. Borrower shall cause Mortgage Borrower to do or cause to be done all things necessary to preserve, renew and keep in full force and effect all rights, licenses, Permits, franchises, certificates of occupancy, consents, approvals and other agreements reasonably necessary for the continued use and operation of the Property. Each Required SPE shall deliver to Lender a copy of each amendment or other modification to any of its organizational documents promptly after the execution thereof. Each Required SPE shall at all times elect to be treated for tax purposes as a “disregarded entity” that is not taxable as a corporation for U.S. federal tax purposes.

Section 5.2.   Maintenance of Property.

(a)       Borrower shall cause Mortgage Borrower to cause the Property to be maintained in good and safe working order and repair, reasonable wear and tear excepted, and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Borrower shall not, and shall not permit Mortgage Borrower to, use, maintain or operate the Property in any manner that constitutes a public or private nuisance or that makes void, voidable, or cancelable the premium of, any insurance then in force with respect thereto. Subject to Section 6.13, no improvements or equipment located at or on the Property shall be removed, demolished or materially altered without the prior written consent of Lender (except for replacement of equipment in the ordinary course of Mortgage Borrower’s business with items of the same utility and of equal or greater value and sales of obsolete equipment no longer needed for the operation of the Property) which consent shall not be unreasonably withheld, conditioned or delayed, and Borrower shall from time to time cause Mortgage Borrower to make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements to the Property. Borrower shall not make, or permit Mortgage Borrower to make, any change in the use of the Property that would materially increase the risk of fire or other hazard arising out of the operation of the Property, or do or permit to be done thereon anything that may in any way impair the value of the Property or the Collateral in any material respect or the Lien of the Mortgage or the Pledge Agreement or otherwise cause or reasonably be expected to result in a Material Adverse Effect. Borrower shall not, and shall not permit Mortgage Borrower to, install or permit to be installed on the Property any underground storage tank. Borrower shall not, and shall not permit Mortgage Borrower to, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

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(b)       Borrower shall cause Mortgage Borrower to perform to completion all Approved Base Building Work and work related to Approved Future Funding Capital Expenditures and Unfunded Obligations in a good and workmanlike manner and in accordance with the Mortgage Loan Agreement.

Section 5.3.   Compliance with Legal Requirements. Borrower shall comply with, shall cause Mortgage Borrower to comply with and shall cause the Property to comply with and be operated, maintained, repaired and improved in compliance with, in each case in all material respects, all Legal Requirements, Insurance Requirements and all material contractual obligations by which Borrower and Mortgage Borrower is legally bound.

Section 5.4.   Impositions and Other Claims. Subject to Mortgage Lender’s obligations set forth in Section 3.4(d) of the Mortgage Loan Agreement, so long as no Event of Default is continuing, Borrower shall (only with respect to its own obligations), and shall cause Mortgage Borrower to (only with respect to its own obligations), pay and discharge all taxes, assessments and governmental charges levied upon it, its income and its assets as and when such taxes, assessments and charges are due and payable, as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest contained in the Mortgage Loan Permitted Encumbrances. Borrower shall, and shall cause Mortgage Borrower to, file all federal, state and local tax returns and other reports that it is required by law to file.

Section 5.5.   Access to Property. Subject to the rights of Tenants pursuant to their Leases, Borrower shall cause Mortgage Borrower to permit agents, representatives and employees of Lender and the Servicer to enter and inspect the Property or any portion thereof, and/or inspect, examine, audit and copy the books and records of Mortgage Borrower (including all recorded data of any kind or nature, regardless of the medium of recording), at such reasonable times as may be requested by Lender upon reasonable advance notice. If Lender shall determine in its reasonable discretion that an Event of Default exists, the reasonable, out-of-pocket cost of such inspections, examinations, copying or audits shall be borne by Borrower, including the cost of all follow up or additional investigations, audits or inquiries deemed reasonably necessary by Lender. The cost of such inspections, examinations, audits and copying, if not paid for by Borrower following demand, may be added to the Indebtedness and shall bear interest thereafter until paid at the Default Rate.

Section 5.6.   Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall, and shall cause Mortgage Borrower to, cooperate fully with Lender with respect to any proceedings before any Governmental Authority that may in any material way affect the rights of Lender hereunder or under any of the Loan Documents and, in connection therewith, Lender may, at its election, participate or designate a representative to participate in any such proceedings.

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Section 5.7.   Leases.

(a)       Borrower shall furnish Lender with executed copies of all Leases. All new Leases and renewals or amendments of Leases must (i) be entered into on an arms-length basis with Tenants that are not Affiliates of Borrower and whose identity and creditworthiness is appropriate for tenancy in property of comparable quality, (ii) provide for rental rates and other economic terms that, taken as a whole, are at least equivalent to then-existing market rates, based on the applicable market, and otherwise contain terms and conditions that are commercially reasonable, (iii) have an initial term of not more than 10 years and (iv) not reasonably be expected to result in a Material Adverse Effect.

(b)       Any Lease that does not conform to the standards set forth in Section 5.7(a) shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned. In addition, all new Leases that are Major Leases, and all terminations, renewals and amendments of Major Leases, and any surrender of rights under any Major Lease (except in accordance with the terms of such Major Lease), shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned. With respect to every consent or approval or waiver of the Lender required or requested under this Section 5.7(b), such consent shall be deemed given if the following conditions are met:

(i)       no Event of Default shall have occurred and be continuing (either at the date of any notices specified below or as of the effective date of any deemed approval);

(ii)       Borrower shall have sent Lender an email request for approval with respect to such matter to the Deemed Consent Notice Parties and otherwise in accordance with the applicable terms and conditions hereof (the “Initial Notice”), which such Initial Notice shall have been (A) accompanied by any and all required information and documentation relating thereto as may be reasonably required in order to approve or disapprove such matter (the “Approval Information”) and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN SEVEN (7) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the subject line containing the Initial Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”;

(iii)       Lender shall have failed to approve or disapprove the request set forth in the Initial Notice within the aforesaid time-frame;

(iv)       Borrower shall have sent Lender an email request for approval with respect to such matter to the Deemed Consent Notice Parties and otherwise in accordance with the applicable terms and conditions hereof (the “Second Notice”), which such Second Notice shall have been (A) accompanied by the Approval Information and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the subject line containing the Second Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”; and

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(v)       Lender shall have failed to approve or disapprove the request set forth in the Second Notice within the aforesaid time-frame.

(c)       Borrower shall cause Mortgage Borrower to (i) observe and punctually perform all the material obligations imposed upon the lessor under the Leases, including satisfaction of all Unfunded Obligations; (ii) enforce all of the material terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed, short of termination thereof, except that Borrower may permit Mortgage Borrower terminate any Lease following a material default thereunder by the respective Tenant; (iii) not collect any of the rents thereunder more than one month in advance; (iv) not execute any assignment of lessor’s interest in the Leases or associated rents other than the assignment of rents and leases under the Mortgage; (v) not cancel or terminate any guarantee of any of the Major Leases without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned; and (vi) not permit any subletting of any space covered by a Lease or an assignment of the Tenant’s rights under a Lease, except in strict accordance with the terms of such Lease. Borrower shall cause Mortgage Borrower to deliver to each new Tenant a “Tenant Notice” as defined in and to the extent required in the Mortgage Loan Agreement, and promptly thereafter deliver to Lender a copy thereof and evidence of such Tenant’s receipt thereof.

(d)       Security deposits of Tenants under all Leases shall be held in compliance with Legal Requirements and any provisions in Leases relating thereto. Borrower shall cause Mortgage Borrower to maintain books and records of sufficient detail to identify all security deposits of Tenants separate and apart from any other payments received from Tenants. Subject to Legal Requirements, any bond or other instrument held by Mortgage Borrower in lieu of cash security shall name Mortgage Lender (or if the Mortgage Loan has been repaid in full, Lender) as payee or mortgagee thereunder or be fully assignable to Lender. Borrower hereby pledges to Lender each such bond or other instrument as security for the Indebtedness. Upon the occurrence of an Event of Default, Borrower shall, upon Lender’s request, cause Mortgage Borrower to deposit with Mortgage Lender (or if the Mortgage Loan has been repaid in full, Lender) in an Eligible Account pledged to Mortgage Lender (or if the Mortgage Loan has been repaid in full, Lender) an amount equal to the aggregate security deposit of the Tenants (and any interest theretofore earned on such security deposits and actually received by Borrower), and any such bonds, that Borrower had not returned to the applicable Tenants or applied in accordance with the terms of the applicable Lease (and failure to do so shall constitute a misappropriation of funds pursuant to Section 9.19(b)).

(e)       Borrower shall promptly deliver to Lender a copy of each written notice from a Tenant under any Major Lease claiming that Mortgage Borrower is in default in the performance or observance of any of the material terms, covenants or conditions thereof to be performed or observed by Mortgage Borrower. Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to provide in each Major Lease executed after the Closing Date to which Mortgage Borrower is a party that any Tenant delivering any such notice shall send a copy of such notice directly to Lender.

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Section 5.8.   Plan Assets, etc. Borrower will do, and will cause Mortgage Borrower to do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time; provided, however, that Borrower shall not fail to satisfy this requirement by reason of any use of Plan Assets by Lender to fund, acquire or hold an interest in the Loan (or any portion thereof).

Section 5.9.   Further Assurances. Borrower shall, and shall cause Mortgage Borrower to, at Borrower’s sole cost and expense, from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver to Lender such other instruments, agreements, certificates and documents (including any documents reasonably required to effectuate the provisions of Section 3.3(b) hereof), and Borrower hereby authorizes and consents to the filing by Lender of any Uniform Commercial Code financing statements, and authorizes Lender to use the collateral description “all personal property” or “all assets” in any such financing statements, in each case as Lender may reasonably be required to confirm, perfect and maintain the Liens securing or intended to secure the obligations of Borrower and the rights of Lender under the Loan Documents and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as may be reasonably required to perfect and maintain the Liens. Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower shall, at its sole cost and expense, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Collateral and/or the Property. Upon receipt of an affidavit of Lender as to the loss, theft, destruction or mutilation of any Note and the indemnification by Lender of Borrower in connection therewith, Borrower will issue, in lieu thereof, a replacement Note in the same principal amount thereof and in the form thereof.

Section 5.10.   Management of Collateral.

(a)       The Property shall be managed at all times by an Approved Property Manager pursuant to an Approved Management Agreement. Pursuant to the Subordination of Property Management Agreement, the Approved Property Manager shall agree that its Approved Management Agreement and all fees thereunder (including any incentive fees) are subject and subordinate to the Indebtedness. Borrower may from time to time cause Mortgage Borrower to appoint an Approved Property Manager to manage the Property pursuant to an Approved Management Agreement, provided that (i) no Event of Default is then continuing, (ii) Lender receives at least 30 days’ prior written notice of same, (iii) such successor manager shall execute and deliver to Lender for Lender’s benefit a Subordination of Property Management Agreement in form and substance reasonably satisfactory to Lender, and (iv) if such Approved Property Manager is an Affiliate of Borrower, Borrower shall deliver to Lender a new nonconsolidation opinion reasonably acceptable to Lender or a modification to the Nonconsolidation Opinion, in either case with respect to such Approved Property Manager and new management agreement. The per annum fees of the Approved Property Manager (including any incentive fees) shall not, at any time, exceed the Maximum Management Fee.

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(b)       Borrower shall cause Mortgage Borrower to cause each Approved Property Manager (including any successor Approved Property Manager) to maintain at all times worker’s compensation insurance as required by Governmental Authorities.

(c)       Borrower shall notify Lender in writing of any default of Mortgage Borrower or the Approved Property Manager under the Approved Management Agreement, after the expiration of any applicable cure periods, of which Borrower has actual knowledge. Lender shall have the right, after reasonable notice to Borrower and in accordance with the Subordination of Management Agreement, to cure defaults of Mortgage Borrower under the Approved Management Agreement. Any out-of-pocket expenses incurred by Lender to cure any such default shall constitute a part of the Indebtedness and shall be due from Borrower upon demand by Lender.

(d)       In the event that (i) an Event of Default shall be continuing, (ii) any foreclosure, conveyance in lieu of foreclosure or other similar transaction following an Event of Default shall have occurred, (iii) a material default by the Approved Property Manager under the Approved Management Agreement (after the expiration of any applicable notice and/or cure periods) shall be continuing, (iv) the Approved Property Manager files or is the subject of a petition in bankruptcy, (v) a trustee or receiver is appointed for the Approved Property Manager’s assets or the Approved Property Manager makes an assignment for the benefit of creditors, or (vi) the Approved Property Manager is adjudicated insolvent, then, in any such case, Lender may, in its sole discretion, require Borrower to cause Mortgage Borrower to terminate the Approved Management Agreement and require Borrower to engage an Approved Property Manager reasonably approved by Lender to serve as replacement Approved Property Manager pursuant to an Approved Management Agreement.

Section 5.11.   Notice of Material Event. Borrower shall give Lender prompt notice (containing reasonable detail) of (i) any material change in the financial or physical condition of the Property, as reasonably determined by Borrower, including the termination or cancellation of any Major Lease and the termination or cancellation of terrorism or other insurance required by this Agreement or the Mortgage Loan Agreement, (ii) any notice from the Approved Property Manager, to the extent such notice relates to a matter that could reasonably be expected in Borrower’s reasonable opinion to result in a Material Adverse Effect, (iii) any litigation or governmental proceedings pending or threatened in writing against Borrower, Mortgage Borrower or the Property that is reasonably expected to result in a Material Adverse Effect, (iv) the insolvency or bankruptcy filing of any Required SPE or Guarantor or, to the knowledge of Borrower, an Affiliate of any of the foregoing, (v) any Mortgage Loan Default or Mortgage Loan Event of Default of which it is aware and (vi) any other circumstance or event that could reasonably be expected in Borrower’s reasonable opinion to result in a Material Adverse Effect of which it is aware.

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Section 5.12.   Annual Financial Statements.

(a)       As soon as available, and in any event within 120 days after the close of each Fiscal Year, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, annual unaudited financial statements of Borrower and Mortgage Borrower, including a balance sheet and operating statement of Borrower and Mortgage Borrower as of the end of such year, together with related statements of operations, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis. Together with Borrower’s annual financial statements, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format:

(i)       then current rent roll, Tenant sales reports and occupancy reports; and

(ii)       such other information as Lender shall reasonably request and to the extent the same is in Borrower’s possession or otherwise regularly prepared by Borrower in the ordinary course.

(b)       Borrower shall have a one-time right, without Lender’s consent, to change its Fiscal Year (and corresponding Fiscal Quarters) upon not less than 60 days prior written notice to Lender; provided that the Fiscal Quarter and Fiscal Year shall in all cases be 3 months and 12 months, respectively; provided, further, that notwithstanding such change, Borrower shall deliver the interim financial statements and other information required by Section 5.13 for the Fiscal Quarters theretofore in effect at the time of such change in Borrower’s Fiscal Year.

Section 5.13.       Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter (including year-end), Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, quarterly and year-to-date unaudited financial statements, prepared for such fiscal quarter with respect to Borrower and Mortgage Borrower, including a balance sheet and operating statement of Borrower and Mortgage Borrower as of the end of such Fiscal Quarter, together with related statements of operations, setting forth in comparative form the corresponding figures for the same period for the preceding fiscal year, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end adjustments. Each such quarterly report shall be accompanied by the following, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format:

(i)       a statement in reasonable detail that calculates In-Place NOI for each of the Fiscal Quarters in the Test Period ending in such Fiscal Quarter, in the case of each such Fiscal Quarter, ending at the end thereof;

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(ii)       copies of each of the Leases signed during such quarter;

(iii)       then current rent roll, Tenant sales reports and occupancy reports;

(iv)       a copy of the Approved Costs Reconciliation Report delivered to Mortgage Lender; and

(v)       such other information as Lender shall reasonably request and to the extent the same is in Borrower’s possession or otherwise regularly prepared by Borrower in the ordinary course.

Section 5.14.   Monthly Financial Statements.

(a)       During the continuance of an Event of Default or Cash Flow Sweep Period, Borrower shall furnish within 45 days after the end of each calendar month (other than the calendar month immediately following the final calendar month of any Fiscal Year or Fiscal Quarter), in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, monthly and year-to-date unaudited financial statements prepared for the applicable month with respect to Borrower and Mortgage Borrower, including a balance sheet and operating statement as of the end of such month, together with related statements of income, setting forth in comparative form the corresponding figures for the same period for the preceding fiscal year and for those set forth in the Annual Budget, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end adjustments. Each such monthly report shall be accompanied by the following:

(i)       then current rent roll, occupancy and leasing status reports;

(ii)       a copy of the Approved Costs Reconciliation Report delivered to Mortgage Lender; and

(iii)       such other information as Lender shall reasonably request and to the extent the same is in Borrower’s possession or otherwise regularly prepared by Borrower in the ordinary course.

(b)       If Borrower fails to provide to Lender those financial statements and other information specified in Sections 5.12, 5.13 and this Section 5.14 that are required to calculate Debt Yield within ten (10) Business Days after Borrower receives written notice of Borrower's failure to timely deliver such reports, then such failure shall, at Lender’s election, constitute an Event of Default.

Section 5.15.   Insurance. Borrower shall cause Mortgage Borrower to obtain and maintain or cause to be obtained and maintained with respect to the Property, the Policies of insurance required to be maintained pursuant to the provisions of Section 5.15 of the Mortgage Loan Agreement. Borrower shall cause (or shall cause Mortgage Borrower to cause) Lender at all times to be named as an additional insured under the Policies and shall deliver, or cause to be delivered, to Lender evidence, reasonably satisfactory to Lender, of the insurance described in this Section and Section 5.15 of the Mortgage Loan Agreement. No termination of the Mortgage Loan Agreement shall affect the requirements set forth in this Section 5.15. No waiver or amendment of the provisions of Section 5.15 of the Mortgage Loan Agreement shall be effective without the prior written consent of Lender.

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Section 5.16.   Casualty and Condemnation.

(a)       Borrower shall give, or cause to be given, prompt notice to Lender of any Casualty or Condemnation. In the event there is a Casualty or Condemnation following which Mortgage Lender applies Loss Proceeds toward the prepayment of the Mortgage Loan in accordance with the Mortgage Loan Agreement, all excess Loss Proceeds remaining after the Mortgage Loan has been paid in full shall be applied toward the prepayment of the Loan and shall be accompanied by interest through (x) prior to a Securitization, the date such prepayment is made and (y) after a Securitization, the end of the applicable Interest Accrual Period (calculated as if the amount prepaid were outstanding for the entire Interest Accrual Period during which the prepayment is applied). If the Note has been bifurcated into multiple Notes or Note Components pursuant to Section 1.1(c), all prepayments of the Loan made by Borrower in accordance with this Section shall be applied to the Notes or Note Components pro rata. Any prepayment made pursuant to this Section 5.16(a) shall not be subject to payment of any Spread Maintenance Premium or other premium or penalty.

(b)       Borrower shall provide, or cause Mortgage Borrower to provide, to Lender copies of all insurance claims and settlement notices, and in any case where Loss Proceeds are applied towards restoration of the Property under the Mortgage Loan Agreement, copies of the plans and specifications, architect’s certificates, waivers of lien, contractor’s sworn statements, plans, bonds, plats of survey and such other documents as Lender may reasonably request in connection with a restoration following a Casualty or Condemnation and to the extent Mortgage Lender is entitled to the same under the Mortgage Loan Agreement.

(c)       In the event the Mortgage Loan is paid in full, the provisions of Section 5.16 of the Mortgage Loan Agreement as in effect on the date hereof (subject to any amendments approved in writing by Lender which approval shall not be unreasonably withheld, delayed, or conditioned so long as no Event of Default is continuing) shall be deemed to have been incorporated herein, and Borrower and Lender shall each have the same rights and obligations with respect to Loss Proceeds, availability of funds, claims adjustments and the restoration of the Property, as previously existed between Mortgage Borrower and Mortgage Lender.

Section 5.17.   Annual Budget.

(a)       Within 30 days of the commencement of each Fiscal Year during the term of the Loan, and within 30 days after the commencement of any Cash Flow Sweep Period or Event of Default, Borrower shall deliver, or cause to be delivered, to Lender an Annual Budget for the Property for the ensuing Fiscal Year and, promptly after preparation thereof, any subsequent revisions to the Annual Budget, which delivery shall be for informational purposes only so long as no Cash Flow Sweep Period or Event of Default is continuing. During the continuance of any Cash Flow Sweep Period or Event of Default, such Annual Budget and any revisions thereto shall be subject to Lender’s reasonable approval (the Annual Budget, as so approved, the “Approved Annual Budget”). Borrower shall not amend, or permit Mortgage Borrower to amend, any Approved Annual Budget more than once in any 30-day period. For so long as Lender shall have not yet approved (if required) any Annual Budget or any revisions thereto, the Annual Budget in effect prior to any such request for approval shall remain in effect.

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Section 5.18.   Venture Capital Operating Companies; Nonbinding Consultation. Solely to the extent that Lender or any direct or indirect holder of an interest in the Loan must qualify as a “venture capital operating company” (as defined in Department of Labor Regulation 29 C.F.R. § 2510.3-101), Lender shall have the right to consult with and advise Borrower regarding significant business activities and business and financial developments of Borrower, provided that any such advice or consultation or the result thereof shall be completely nonbinding on Borrower.

Section 5.19.   Compliance with Encumbrances and Material Agreements. Borrower covenants and agrees as follows:

(i)       Borrower shall comply, and shall cause Mortgage Borrower to comply, in each case in all material respects with all material terms, conditions and covenants of each Material Agreement and each material Permitted Encumbrance, including any reciprocal easement agreement, ground lease, declaration of covenants, conditions and restrictions, and any condominium arrangements.

(ii)       Borrower shall or shall cause Mortgage Borrower to promptly deliver to Lender a true and complete copy of each and every notice of default received by Borrower or Mortgage Borrower with respect to any material obligation of Borrower or Mortgage Borrower under the provisions of any Material Agreement and/or Permitted Encumbrance.

(iii)       Borrower shall deliver, or cause to be delivered, to Lender copies of any written notices of default or event of default relating to any Material Agreement and/or Permitted Encumbrance served by Borrower or Mortgage Borrower.

(iv)       Without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed, Borrower shall not, and shall not permit Mortgage Borrower to, grant or withhold any material consent, approval or waiver under any Material Agreement or Permitted Encumbrance unless no Event of Default is continuing and the same would not be reasonably likely in Borrower’s reasonable opinion to have a Material Adverse Effect.

(v)       Borrower shall deliver, or cause to be delivered, to each other party to any Permitted Encumbrance and any Material Agreement notice of the identity of Lender and each assignee of Lender of which Borrower is aware if such notice is provided for thereunder.

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(vi)       Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to enforce, short of termination thereof, the performance and observance of each and every material term, covenant and provision of each Material Agreement and Permitted Encumbrance to be performed or observed, if any.

Section 5.20.   Prohibited Persons. No Required SPE or any of their direct or indirect equityholders shall (i) knowingly conduct any business, or engage in any transaction or dealing, with any Embargoed Person, including the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Embargoed Person, or (ii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Federal Trade Embargo. Borrower shall cause the representation set forth in Section 4.39 of the Mortgage Loan Agreement to remain true and correct at all times. The covenants set forth in this Section 5.20 shall not apply to the direct and/or indirect ownership of any shares of stock in NY REIT.

Section 5.21.   Condominium. From and after the consummation of a Condominium Conversion, Borrower shall cause the Mortgage Borrower to comply with each of the following:

(a)       Borrower shall cause Mortgage Borrower to pay all common charges and other assessments as required by the Condominium Documents in respect of the remaining Property and shall promptly, following demand, exhibit to Lender receipts for all such payments;

(b)       Borrower shall not permit Mortgage Borrower to, unless directed otherwise in writing by Lender, without first obtaining Lender’s prior written consent, not to be unreasonably withheld, (i) vote for, consent to or permit to occur any modification of, or amendment to, any material provision of the Condominium Documents; provided, however, Lender’s approval shall not be required for amendments to the Condominium Documents containing disclosures or other provisions required to be made by Legal Requirements; (ii) in the event of damage to or destruction of the Property, vote in opposition to a motion to repair, restore or rebuild, unless the Indebtedness will be repaid in full pursuant to Section 5.16 or Mortgage Borrower is obligated to apply Loss Proceeds toward the repayment of the Loan pursuant to Section 5.16(d) of the Mortgage Loan Agreement; (iii) partition or subdivide any Condominium Units, or combine any Condominium Unit with another Condominium Unit; (iv) consent to the termination of the Condominium; or (v) vote in favor of the imposition of special assessments for capital improvements pursuant to the Condominium Documents unless such capital improvements are otherwise permissible or approved hereunder.

(c)       Borrower shall cause Mortgage Borrower to fully and faithfully observe, keep and perform, in all material respects, each and every material requirement, condition, covenant, agreement and provisions under the Condominium Act and the Condominium Documents on the part of Mortgage Borrower to be observed, kept and performed. Borrower shall promptly deliver to Lender a copy of any notice of default received by Borrower with respect to any obligation of Borrower under the provisions of the Condominium Documents or the Condominium Act.

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Article VI

NEGATIVE COVENANTS

Section 6.1.   Liens on the Collateral. No Required SPE shall permit or suffer the existence of any Lien on any of its assets, other than, in the case of Borrower, Mezzanine Loan Permitted Encumbrances, and in the case of Mortgage Borrower, Mortgage Loan Permitted Encumbrances.

Section 6.2.   Ownership. Borrower shall not own any assets other than the equity interests in Mortgage Borrower. Borrower shall not permit Mortgage Borrower to own any assets other than the Property and related personal property and fixtures located therein or used in connection therewith.

Section 6.3.   Transfer; Prohibited Change of Control. Borrower shall not Transfer any Collateral and shall not permit Mortgage Borrower to Transfer any Mortgage Loan Collateral other than in compliance with Section 2.3 and Article II of the Mortgage Loan Agreement and other than the replacement or other disposition of personal property and fixtures in the ordinary course of business, and Borrower shall not permit Mortgage Borrower to hereafter file a declaration of condominium with respect to the Property (except in connection with the release of the Retail Unit in accordance with Section 2.3(d)). No Transfer of any direct or indirect equity interest in Borrower that would constitute a Prohibited Change of Control or Prohibited Pledge shall occur.

Section 6.4.   Debt. Neither Borrower nor Mortgage Borrower shall have any Debt, other than Permitted Debt.

Section 6.5.   Dissolution; Merger or Consolidation. No Required SPE shall dissolve, terminate, liquidate, merge with or consolidate into another Person.

Section 6.6.   Change in Business. Borrower shall not, and shall not permit Mortgage Borrower to, make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

Section 6.7.   Debt Cancellation. Borrower shall not, and shall not permit Mortgage Borrower to, cancel or otherwise forgive or release any material claim or Debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.

Section 6.8.   Affiliate Transactions. Neither Borrower nor Mortgage Borrower shall enter into, or be a party to, any transaction with any Affiliate of Borrower or Mortgage Borrower, except on terms that are intrinsically fair, commercially reasonable and substantially similar to those that Borrower or Mortgage Borrower, as the case may be, would have obtained in a comparable arm’s length transaction with an unrelated third party.

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Section 6.9.   Misapplication of Funds. Borrower shall not, and shall not permit Mortgage Borrower to, (a) distribute any Revenue or Loss Proceeds in violation of the provisions of this Agreement or the Mortgage Loan Agreement (and shall promptly cause the reversal of any such distributions made in error of which Borrower becomes aware), (b) fail to cause the amounts required to be remitted to any Mortgage Loan Collateral Account subject to and in accordance with and subject to the Mortgage Loan Agreement or Collateral Account in accordance with this Agreement to be so remitted, (c) make any distributions to equityholders during the continuance of a Cash Flow Sweep Period or Event of Default unless expressly permitted hereunder, or (d) misappropriate any security deposit or portion thereof.

Section 6.10.   Jurisdiction of Formation; Name. Borrower shall not, and shall not permit Mortgage Borrower to, change its jurisdiction of formation, its jurisdiction of fiscal residence or name without receiving Lender’s prior written consent not to be unreasonably withheld and promptly providing Lender such information and replacement Uniform Commercial Code financing statements and legal opinions as Lender may reasonably request in connection therewith.

Section 6.11.   Modifications and Waivers. Unless otherwise consented to in writing by Lender (which consent shall not be unreasonably withheld, conditioned or delayed):

(i)       Borrower shall not permit Mortgage Borrower to amend, modify, terminate, renew, or surrender any material rights or remedies under any Lease, or enter into any Lease, except in compliance with Section 5.7;

(ii)       No Required SPE shall terminate, amend or modify its organizational documents (including any operating agreement, limited partnership agreement, by-laws, certificate of formation, certificate of limited partnership or certificate of incorporation) in any material manner;

(iii)       Borrower shall not permit Mortgage Borrower to terminate, amend or modify the Approved Management Agreement in any material manner; and

(iv)       Borrower shall not (x) enter into any Material Agreement, or amend, modify, surrender or waive any material rights or remedies under any Material Agreement, except, in each case, on arms-length commercially reasonable terms, (y) terminate any Material Agreement, except for terminations in connection with a material default thereunder, or (y) default in its obligations under any Material Agreement.

Section 6.12.   ERISA.

(a)       Borrower shall not, and shall not permit Mortgage Borrower to, maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of Borrower to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code.

(b)       Borrower shall not, and shall not permit Mortgage Borrower to, engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement, the Pledge Agreement or any other Loan Document) to be a non-exempt prohibited transaction under such provisions; provided that Borrower shall not be deemed to have breached the covenants set forth in this Section 6.12(b) by reason of the occurrence of a non-exempt prohibited transaction resulting from Lender’s use of Plan Assets to fund, acquire or hold an interest in the Loan (or any portion thereof).

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Section 6.13.   Alterations and Expansions. During the continuance of any Cash Flow Sweep Period or Event of Default, Borrower shall not and shall not permit Mortgage Borrower to incur or contract to incur any capital improvements requiring Capital Expenditures that are not consistent with the Approved Annual Budget, Schedule I of the Mortgage Loan Agreement, or the Approved Future Funding Budget (as defined in the Mortgage Loan Agreement) or as otherwise may be required pursuant to any Lease entered into in accordance with this Agreement. Borrower shall not permit Mortgage Borrower to perform, undertake, contract to perform or consent to any Material Alteration without the prior written consent of Lender, which consent (in the absence of an Event of Default) shall not be unreasonably withheld, delayed or conditioned, but may be conditioned on the delivery of additional collateral in the form of cash or cash equivalents acceptable to Lender in respect of the amount by which any such Material Alteration exceeds the Threshold Amount (to the extent that (i) Mortgage Lender has not required such additional collateral pursuant to the Mortgage Loan Agreement or (ii) the Mortgage Loan has been repaid in full). If Lender’s consent is requested hereunder with respect to a Material Alteration, Lender may retain a construction consultant to review such request and, if such request is granted, Lender may retain a construction consultant to inspect the work from time to time. Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and disbursements of such consultant. With respect to every consent or approval or waiver of the Lender required or requested under this Section 6.13, such consent shall be deemed given if the following conditions are met:

(i)       no Event of Default shall have occurred and be continuing (either at the date of any notices specified below or as of the effective date of any deemed approval);

(ii)       Borrower shall have sent Lender an email request for approval with respect to such matter to the Deemed Consent Notice Parties and otherwise in accordance with the applicable terms and conditions hereof (the “Initial Notice”), which such Initial Notice shall have been (A) accompanied by any and all required information and documentation relating thereto as may be reasonably required in order to approve or disapprove such matter (the “Approval Information”) and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN SEVEN (7) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the subject line containing the Initial Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”;

(iii)       Lender shall have failed to approve or disapprove the request set forth in the Initial Notice within the aforesaid time-frame;

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(iv)       Borrower shall have sent Lender an email request for approval with respect to such matter to the Deemed Consent Notice Parties and otherwise in accordance with the applicable terms and conditions hereof (the “Second Notice”), which such Second Notice shall have been (A) accompanied by the Approval Information and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the subject line containing the Second Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”; and

(v)       Lender shall have failed to approve or disapprove the request set forth in the Second Notice within the aforesaid time-frame.

Section 6.14.   Advances and Investments. Borrower shall not, and shall not permit Mortgage Borrower to, lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except for (i) Permitted Investments and (ii) Borrower’s ownership of the limited liability company membership interests in Mortgage Borrower.

Section 6.15.   Single-Purpose Entity. No Required SPE shall cease to be a Single-Purpose Entity. No Required SPE shall remove or replace any Independent Director without Cause and without providing at least two Business Days’ advance written notice thereof to Lender and the Rating Agencies.

Section 6.16.   Zoning and Uses. Borrower shall not, and shall not permit Mortgage Borrower to, do any of the following without the prior written consent of Lender:

(i)       initiate or support any limiting change in the permitted uses of the Property (or to the extent applicable, zoning reclassification of the Property) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Property, or use or permit the use of the Property in a manner that would result in the use of the Property becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate the terms of any Lease, Material Agreement or Legal Requirement (and if under applicable zoning ordinances the use of all or any portion of the Property is a nonconforming use, Borrower shall not, and shall not permit Mortgage Borrower to, cause or permit such nonconforming use to be discontinued or abandoned);

(ii)       impose or consent to the imposition of any restrictive covenants, easements or encumbrances upon the Property in any manner that is reasonably likely to have a Material Adverse Effect; provided, however, Borrower shall be permitted to impose a condominium regime on the Property in accordance with Section 2.3(d) in connection with the release of the Retail Unit;

(iii)       execute or file any subdivision plat affecting the Property, or institute, or permit the institution of, proceedings to alter any tax lot comprising the Property; or

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(iv)       permit or consent to the Property’s being used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

Section 6.17.   Waste. Borrower shall not, and shall not permit Mortgage Borrower to, commit or permit any Waste on the Property, nor take any actions that might invalidate any insurance carried on the Property (and Borrower shall, or shall cause Mortgage Borrower to, promptly correct any such actions of which Borrower becomes aware).

Article VII

DEFAULTS

Section 7.1.   Event of Default. The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default that has occurred shall continue unless and until waived by Lender in writing in its sole discretion):

(a)       Payment.

(i)       Borrower shall default in the payment when due of any principal or interest owing hereunder or under the Note (including any mandatory prepayment required hereunder); or

(ii)       Borrower shall default, and such default shall continue for at least five (five) Business Days after notice to Borrower that such amounts are owing, in the payment when due of fees, expenses or other amounts owing hereunder, under the Notes or under any of the other Loan Documents (other than principal and interest owing hereunder or under the Notes).

(b)       Representations. Any representation made by Mortgage Borrower in the Mortgage Loan Agreement or Borrower in any of the Loan Documents, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect (or, with respect to any representation that itself contains a materiality qualifier, in any respect) as of the date such representation was made; provided, however, that if (A) such misrepresentation was not intentional and is not reasonably likely to have a Material Adverse Effect, and (B) the condition causing the representation or warranty to be false is susceptible of being cured, the same shall be an Event of Default hereunder only if the same is not cured within thirty (30) days after written notice to Borrower from Lender;

(c)       Other Loan Documents. Any Loan Document shall fail to be in full force and effect or to convey the material Liens, rights, powers and privileges purported to be created (except to the extent caused by Lender) thereby and Borrower shall fail to promptly comply with Section 5.9 to remedy such failure within ten (10) Business Days after Borrower receives written notice thereof; or a default by Borrower under any of the other Loan Documents or Material Agreements that continues beyond applicable notice and cure periods set forth in such Loan Documents or Material Agreements, or a default by Mortgage Borrower shall occur under the Approved Management Agreement, in each case, beyond the expiration of any applicable cure period.

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(d)       Bankruptcy, etc.

(i)       Any Required SPE or Guarantor shall commence a voluntary case concerning itself under Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”);

(ii)       any Required SPE or Guarantor shall commence any other voluntary proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to such Required SPE, or shall dissolve or otherwise cease to exist;

(iii)       there is commenced against any Required SPE or Guarantor an involuntary case under the Bankruptcy Code or any such other involuntary proceeding or other insolvency or similar laws, which remains undismissed for a period of 90 days after commencement;

(iv)       any Required SPE or Guarantor is adjudicated insolvent or bankrupt;

(v)       any Required SPE or Guarantor suffers appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of 90 days after commencement of such appointment;

(vi)       any Required SPE or Guarantor makes a general assignment for the benefit of creditors; or

(vii)       any Required SPE or Guarantor takes any action for the purpose of effecting any of the foregoing.

(e)       Prohibited Change of Control. A Prohibited Change of Control shall occur.

(f)       Equity Pledge; Preferred Equity. Any direct or indirect equity interest in or right to distributions from Borrower or Mortgage Borrower shall be subject to a pledge in favor of any Person, or Borrower, Mortgage Borrower or any holder of a direct or indirect interest in Borrower or Mortgage Borrower shall issue preferred equity (or debt granting the holder thereof rights substantially similar to those generally associated with preferred equity), except that the following shall be permitted:

(i)       any pledge of direct or indirect equity interests in and rights to distributions from NY REIT or NYROP;

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(ii)       the pledge of equity interests in Borrower securing the Mezzanine Loan; and

(iii)       the issuance of direct or indirect preferred equity interests in NY REIT or NYROP (or debt granting the holder thereof rights substantially similar to those generally associated with preferred equity).

Any of the foregoing events in this subsection (f) shall be referred to in this Agreement as a “Prohibited Pledge”.

(g)       Insurance. Borrower shall fail to cause Mortgage Borrower to maintain in full force and effect all Policies required hereunder .

(h)       ERISA; Negative Covenants. A default beyond applicable notice and grace periods shall occur in the due performance or observance by Borrower of any term, covenant or agreement contained in Section 5.8 or in Article VI; provided that such default shall not constitute an Event of Default unless and until it shall remain uncured for 10 Business Days after Borrower receives written notice thereof.

(i)       Legal Requirements. Borrower shall fail to cause Mortgage Borrower to cure properly any material violations of Legal Requirements affecting all or any portion of the Property within 30 days after Borrower first receives written notice of any such violations; provided, however, if any such violation is reasonably susceptible of cure, but not within such 30 day period, then Borrower shall be permitted up to an additional 30 days to cure such violation provided that Borrower commences a cure within such initial 30 day period and thereafter diligently and continuously pursues such cure.

(j)       Certificates of Pledged Collateral. If at any time the equity interests pledged by Borrower pursuant to the Pledge Agreement shall be evidenced by new, replacement or additional certificates and Borrower shall fail to deliver such certificates to Lender, together with an executed stock, membership or partnership power, as applicable, in blank.

(k)       Mortgage Loan Event of Default. A Mortgage Loan Event of Default shall have occurred and be continuing.

(l)       Other Covenants. A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement (other than those referred to in any other subsection of this Section) contained in this Agreement or in any of the other Loan Documents, except that in the case of a default that can be cured by the payment of money, such default shall not constitute an Event of Default unless and until it shall remain uncured for 10 days after Borrower receives written notice thereof; and in the case of a default that cannot be cured by the payment of money but is susceptible of being cured within 30 days, such default shall not constitute an Event of Default unless and until it remains uncured for 30 days after Borrower receives written notice thereof, provided that promptly following its receipt of such written notice, Borrower delivers written notice to Lender of its intention and ability to effect such cure within such 30 day period; and if such non-monetary default is not cured within such 30 day period despite Borrower’s diligent efforts but is susceptible of being cured within 90 additional days, then Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 120 days from Borrower’s receipt of Lender’s original notice, provided that Borrower promptly delivers written notice to Lender of its intention and ability to effect such cure prior to the expiration of such 120 day period.

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Section 7.2.   Remedies.

(a)       During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Notes, the Pledge Agreement and the other Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Collateral (including all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.1(d) shall occur, then (except as specified in Section 7.2(f)) the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender. Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in this Agreement or in the other Loan Documents.

(b)       If Lender forecloses on any Collateral, Lender shall apply all net proceeds of such foreclosure to repay the Indebtedness, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the remaining Collateral. At the election of Lender, the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Collateral and applied in reduction of the Indebtedness.

(c)       During the continuance of any Event of Default (including an Event of Default resulting from a failure to satisfy the insurance requirements specified herein), Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default. Lender may enter upon any or all of the Property upon reasonable notice to Borrower for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Collateral or to foreclose Lender’s security interest under the Pledge Agreement or collect the Indebtedness. The costs and expenses incurred by Lender in exercising rights under this Section (including reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Pledge Agreement and other Loan Documents and shall be due and payable to Lender upon demand therefor.

(d)       Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.

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(e)       Notwithstanding the availability of legal remedies, Lender will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Borrower to cure or refrain from repeating any Default.

(f)       Notwithstanding anything herein to the contrary, if an event specified in Section 7.1(d) occurs solely in respect of Guarantor and not any Required SPE, then such event shall not constitute an Event of Default or result in an acceleration of the Loan unless, in each case, Lender so determines in its sole discretion by written notice to Borrower; and unless and until Lender sends such notice, a Cash Flow Sweep Period shall be deemed to have commenced for all purposes hereunder, which Cash Flow Sweep Period shall continue until the Loan is repaid in full.

Section 7.3.   Application of Payments after an Event of Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied at Lender’s sole discretion either toward the components of the Indebtedness (e.g., Lender’s expenses in enforcing the Loan, interest, principal and other amounts payable hereunder) and the Notes or Note Components in such sequence as Lender shall elect in its sole discretion, or toward the payment of Property expenses.

Article VIII

CONDITIONS PRECEDENT

Section 8.1.   Conditions Precedent to Closing. This Agreement shall become effective on the date that all of the following conditions shall have been satisfied or waived by Lender which satisfaction or waiver shall be evidenced by Lender’s funding of the Loan to Borrower (unless such conditions are addressed in a post-closing agreement mutually agreed between and reasonably acceptable to Lender and Borrower):

(a)       Loan Documents. Lender shall have received a duly executed copy of each Loan Document. Each Loan Document that is to be recorded in the public records shall be in form suitable for recording.

(b)       Collateral Accounts. Each of the Collateral Accounts shall have been established and funded to the extent required under Article III of the Mortgage Loan Agreement.

(c)       Opinions of Counsel. Lender shall have received, in each case in form and substance reasonably satisfactory to Lender, (i) a New York legal opinion, (ii) a bankruptcy nonconsolidation opinion with respect to each Person owning more than a 49% direct or indirect equity interest in any Required SPE, and any Affiliated property manager, and (iii) a Delaware legal opinion regarding matters related to Single Member LLC’s.

(d)       Organizational Documents. Lender shall have received all documents reasonably requested by Lender relating to the existence of Borrower, the validity of the Loan Documents, the Mortgage Loan Documents and other matters relating thereto, in form and substance reasonably satisfactory to Lender, including:

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(i)       Authorizing Resolutions. To the extent the required authorizations are not contained directly in the organizational documents of any Required SPE and Guarantor, certified copies of the resolutions authorizing the execution and delivery of the Loan Documents by Guarantor and Borrower.

(ii)       Organizational Documents. Certified copies of the organizational documents of Guarantor and each Required SPE (including any certificate of formation, certificate of limited partnership, certificate of incorporation, operating agreement, limited partnership agreement or by-laws), in each case together with all amendments thereto.

(iii)       Certificates of Good Standing or Existence. Certificates of good standing or existence for Guarantor and each Required SPE issued as of a recent date by its state of organization and by the state in which the Property is located.

(iv)       Intentionally Omitted.

(e)       Lease; Material Agreements. Lender shall have received true, correct and complete copies of all Leases and all Material Agreements.

(f)       Lien Search Reports. Lender shall have received reasonably satisfactory reports of Uniform Commercial Code, tax lien, bankruptcy and judgment searches conducted by a search firm acceptable to Lender with respect to the Property, Guarantor, each Required SPE and Borrower’s immediate predecessor, if any, such searches to be conducted in such locations as Lender shall have requested.

(g)       No Default or Event of Default. No Default, Event of Default, Mortgage Loan Default or Mortgage Loan Event of Default shall have occurred and be continuing on such date immediately after the execution and delivery of this Agreement.

(h)       No Injunction. No Legal Requirement shall exist, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan.

(i)       Representations. The representations in this Agreement and the Mortgage Loan Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on such date.

(j)       Estoppel Letters. Borrower shall have received and delivered to Lender estoppel certificates from such parties and in such form and substance as shall be reasonably satisfactory to Lender, each of which shall specify that Lender and its successors and assigns may rely thereon.

(k)       No Material Adverse Effect. No event or series of events shall have occurred that Lender reasonably believes has had or is reasonably expected to result in a Material Adverse Effect.

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(l)       Transaction Costs. Borrower shall have paid all transaction costs (or provided for the direct payment of such transaction costs by Lender from the proceeds of the Loan).

(m)       Insurance. Lender shall have received certificates of insurance on ACORD Form 25 for liability insurance and ACORD Form 28 for casualty insurance demonstrating insurance coverage in respect of the Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in this Agreement. Such certificates shall indicate that Lender and its successors and assigns are named as additional insured on each liability policy, and that each casualty policy and rental interruption policy contains a loss payee and mortgagee endorsement in favor of Lender, its successors and assigns.

(n)       Title. Lender shall have received a marked, signed commitment to issue, or a signed pro-forma version of (i) a UCC insurance policy insuring Lender’s first-priority perfected security interest in 100% of the limited liability company interests in Mortgage Borrower pledged by Borrower to Lender pursuant to the Pledge Agreement, and otherwise in form and substance reasonably acceptable to Lender and (ii) an owner’s title insurance policy in favor of Mortgage Borrower with a “Mezzanine Lender’s Financing Endorsement”, in form and substance reasonably satisfactory to Lender. If the Title Policy is to be issued by, or if disbursement of the proceeds of the Loan are to be made through, an agent of the actual insurer under the Title Policy (as opposed to the insurer itself), the actual insurer shall have issued to Lender for Lender’s benefit a so-called “Insured Closing Letter.”

(o)       Zoning. Lender shall have received evidence reasonably satisfactory to Lender that the Property is in compliance with all applicable zoning requirements (including a zoning report, a zoning endorsement if obtainable and a letter from the applicable municipality if obtainable).

(p)       Permits; Certificate of Occupancy. Lender shall have received a copy of all Permits necessary for the use and operation of the Property and the certificate(s) of occupancy, if required, for the Property, all of which shall be in form and substance reasonably satisfactory to Lender.

(q)       Engineering Report. Lender shall have received a current Engineering Report with respect to the Property, which report shall be in form and substance reasonably satisfactory to Lender.

(r)       Environmental Report. Lender shall have received an Environmental Report (not more than six months old) with respect to the Property that discloses no material environmental contingencies with respect to the Property.

(s)       Survey. Lender shall have received a Survey with respect to the Property in form and substance reasonably satisfactory to Lender.

(t)       Appraisal. Lender shall have obtained an Appraisal of the Property satisfactory to Lender.

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(u)       Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

(v)       Financial Information. Lender shall have received financial information relating to Guarantor, Borrower, Mortgage Borrower and the Property that is reasonably satisfactory to Lender.

(w)       Annual Budget. Lender shall have received the Annual Budget for the current calendar year (and, if the Closing Date occurs in December, the Annual Budget for the next calendar year).

(x)       Know Your Customer Rules. At least 10 days prior to the Closing Date, the Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(y)       Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Lender. All corporate and other proceedings, all other documents (including all documents referred to in this Agreement and not appearing as exhibits to this Agreement) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.

Article IX

MISCELLANEOUS

Section 9.1.   Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of Lender and its successors and permitted assigns.

Section 9.2.   GOVERNING LAW.

(A)        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B)       ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK. BORROWER AND LENDER HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND (iii) IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 9.4 (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).

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Section 9.3.   Modification, Waiver in Writing, Approval of Lender. Except as otherwise specifically provided herein, neither this Agreement nor any other Loan Document may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Lender be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by Lender. After a Securitization (if any), wherever Lender’s approval is required hereunder, whether subject to Lender’s sole or reasonable discretion, such approval may be conditioned upon satisfaction of the Rating Condition; provided that where Lender’s reasonable discretion is required, such Rating Condition may only be required if obtaining a Rating Condition in such situation is then customary under the circumstances in the CMBS market with respect to mezzanine loans similar to the Loan and the applicable Rating Agency(ies) in fact so require such Rating Condition to be satisfied.

Section 9.4.   Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (or as a pdf attachment to an e-mail address to the respective addresses specified below, immediately followed by one of the other delivery methods provided). Any party hereto may change its address and other contact information for purposes hereof at any time by sending a written notice to the other parties to this Agreement in the manner provided for in this Section 9.4. A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.

If to Lender:

Paramount Group Fund VIII 1440 Broadway Mezz LP

c/o Paramount Group Real Estate Fund VIII, L.P.

1633 Broadway, Suite 1801,

New York, New York 10019

Attention: Albert Behler, CEO

Email: abehler@paramount-group.com

with a copy to:

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Paramount Group Fund VIII 1440 Broadway Mezz LP

c/o Paramount Group Real Estate Fund VIII, L.P.

1633 Broadway, Suite 1801,

New York, New York 10019

Attention: Gage Johnson, General Counsel

Email: gjohnson@paramount-group.com

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Ave

New York, New York 10019

Attention: Thomas J. Henry

Fax: (212)-728-9750

Email: thenry@willkie.com

If to Borrower:

c/o New York Recovery Advisors, LLC

405 Park Avenue, 7th Floor

New York, NY 10022

Attn: Legal Department

E-Mail: MEad@nyrt.com

With a copy to

c/o New York Recovery Advisors, LLC

405 Park Avenue, 7th Floor

New York, NY 10022

Attn: Michael Happel

E-Mail: Mhappel@nyrt.com

with a copy to:

Arnold & Porter LLP

399 Park Avenue

New York, NY 10022

Attn: John Busillo, Esq.

E-Mail: John.Busillo@aporter.com

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Section 9.5.   TRIAL BY JURY. LENDER AND BORROWER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER AND BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWER ARE EACH HEREBY INDIVIDUALLY AUTHORIZED TO FILE A COPY OF THIS SECTION 9.5 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 9.6.   Headings. The Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 9.7.   Assignment; Participation.

(a)       Except as expressly set forth in Article II, Borrower may not sell, assign or otherwise transfer any rights, obligations or other interest of Borrower in or under the Loan Documents.

(b)       Lender and each assignee of all or a portion of the Loan, at their sole cost and expense, shall have the right from time to time in its discretion and without the consent of Borrower to sell, assign, syndicate, Securitize, encumber, hypothecate or otherwise transfer one or more of the Notes or any interest therein (in each case, an “Assignment”) and/or sell a participation interest in one or more of the Notes (a “Participation”) to any Person other than, so long as no Event of Default is continuing, a Prohibited Transferee. Borrower shall and shall cause Guarantor to reasonably cooperate with Lender, at Lender’s request and sole cost and expense, in order to effectuate any such Assignment, including, without limitation: (i) making changes to the Loan Documents, provided such changes do not result in any increase in the obligations or liabilities of Borrower or decrease in the rights or remedies of Borrower or increase in the rights and remedies of Lender or decrease in the obligations or liabilities of Lender; (ii) bifurcating the Loan pursuant to Section 9.24(b); (iii) promptly delivering updated information, legal opinions and documents in substantially the form delivered on the Closing Date relating to each Required SPE, Guarantor, the Property, the Approved Property Manager and any Tenants as Lender may reasonably request and reasonably be available to Borrower in connection with such Assignment; (iv) participating (including senior management of Borrower or Guarantor) in a bank or investor meeting if requested by Lender; and (v) cooperating with Lender in connection with the preparation of marketing materials related to the Loan. In the case of an Assignment, (i) each assignee shall have, to the extent of such Assignment, the rights, benefits and obligations of the assigning Lender as a “Lender” hereunder and under the other Loan Documents, (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to an Assignment, relinquish its rights and be released from its obligations under this Agreement arising from and after the date of such Assignment, and (iii) SAS shall serve as agent (“Agent”) for all Lenders and shall be the sole party to whom notices, requests and other communications shall be addressed and the sole party authorized to grant or withhold consents hereunder on behalf of the Lenders (subject, in each case, to appointment of a Servicer, pursuant to Section 9.22, to receive such notices, requests and other communications and/or to grant or withhold consents, as the case may be). Agent shall maintain, or cause to be maintained, as non-fiduciary agent for Borrower, a register on which it shall enter the name or names of the registered owner or owners from time to time of the Notes. Upon effectiveness of any Assignment of any Note in part, Borrower will promptly provide to the assignor and the assignee separate Notes in the amount of their respective interests (but, if applicable, with a notation thereon that it is given in substitution for and replacement of an original Note or any replacement thereof), and otherwise in the form of such Note, upon return of the Note then being replaced provided in no event shall such Notes exceed the then outstanding principal amount of the Loan. Each potential or actual assignee, participant or investor in a Securitization, and each Rating Agency, shall be entitled to receive from Lender all information received by Lender under this Agreement; provided that Lender shall not provide to any such parties any information relating to the Guarantor or any properties owned by Guarantor (other than the Property) that Borrower has identified as confidential unless (i) it obtains a customary confidentiality undertaking (or deemed undertaking) from the recipient thereof and reasonably acceptable to Borrower and (ii) the applicable information or materials are not otherwise available in the public domain. After the effectiveness of any Assignment, the party conveying the Assignment shall provide notice to Borrower and each Lender of the identity and address of the assignee. Notwithstanding anything in this Agreement to the contrary, after an Assignment, the assigning Lender (in addition to the assignee) shall continue to have the benefits of any indemnifications contained in this Agreement that such assigning Lender had prior to such assignment with respect to matters occurring prior to the date of such assignment.

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(c)       If, pursuant to this Section, any interest in this Agreement or any Note is transferred to any transferee, such transferee shall, promptly upon receipt of written request from Borrower, furnish to Borrower Form W-9, Form W-8BEN or Form W-8ECI, as applicable.

Section 9.8.   Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 9.9.   Preferences; Waiver of Marshalling of Assets. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to the Loan Documents. Lender shall have the continuing and exclusive right to apply or reverse and reapply only during continuance of an Event of Default any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents. If any payment to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the obligations hereunder or portion thereof intended to be satisfied by such payment shall be revived and continue in full force and effect, as if such payment had not been made. Borrower hereby waives any legal right otherwise available to Borrower that would require the sale of any Collateral either separate or apart from other Collateral, or require Lender to exhaust its remedies against any Collateral before proceeding against any other Collateral. Without limiting the foregoing, to the fullest extent permitted by law, Borrower hereby waives and shall not assert any rights in respect of a marshalling of Collateral, a sale in the inverse order of alienation, any homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral or any portion thereof in any sequence and any combination as determined by Lender in its sole discretion.

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Section 9.10.   Remedies of Borrower. If a claim is made that Lender or its agents have unreasonably delayed acting or acted unreasonably in any case where by law or under this Agreement or the other Loan Documents any of such Persons has an obligation to act promptly or reasonably, Borrower agrees that no such Person shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment; provided, however, that the forgoing shall not prevent Borrower from obtaining a monetary judgment against Lender if it is determined by a court of competent jurisdiction that Lender acted with gross negligence, bad faith or willful misconduct. Notwithstanding anything herein to the contrary, Borrower shall not assert, and hereby waives, any claim against Lender and/or its affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable Legal Requirement) arising out of, as a result of, or in any way related to, the Loan Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 9.11.   Offsets, Counterclaims and Defenses. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any offsets, counterclaims or defenses. Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Notes, this Agreement, the other Loan Documents or the Indebtedness. Any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses against the assigning Lender.

Section 9.12.   No Joint Venture. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in the Collateral other than that of pledgee or lender.

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Section 9.13.   Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall prevail. The parties acknowledge that they were each represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same.

Section 9.14.   Brokers and Financial Advisors. Borrower represents that neither it nor Guarantor has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Lender represents that it has not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower and Lender agree to indemnify and hold each other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender, as applicable, in connection with the transactions contemplated in this Agreement. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

Section 9.15.   Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any counterpart delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.

Section 9.16.   Estoppel Certificates.

(a)       Borrower shall execute, acknowledge and deliver to Lender, within ten (10) days after receipt of Lender’s written request therefor at any time from time to time, a statement in writing setting forth (A) the Principal Indebtedness, (B) the date on which installments of interest and/or principal were last paid, (C) to Borrower’s knowledge any offsets or defenses to the payment of the Indebtedness, (D) that the Notes, this Agreement, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (E) that neither Borrower nor, to Borrower’s knowledge, Lender, is in default under the Loan Documents (or specifying any such default), (F) that all Leases are in full force and effect and have not been modified (except in accordance with the Loan Documents) or identifying which Leases have been terminated or modified, (G) to Borrower’s knowledge, whether or not any of the Tenants under the Leases or any counterparties under the Material Agreements are in material default under the Leases or the Material Agreements, as applicable (setting forth the specific nature of any such material defaults) and (H) such other matters as Lender may reasonably request. Any prospective purchaser of any interest in the Loan shall be permitted to rely on such certificate.

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(b)       Upon Lender’s written request, Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to obtain from each Tenant and thereafter promptly deliver to Lender duly executed estoppel certificates substantially in the form set forth on Exhibit C from any one or more Tenants specified by Lender, attesting to such facts regarding the Leases as Lender may reasonably require, including attestations that each Lease covered thereby is in full force and effect with no material defaults thereunder on the part of any party (or identifying any material defaults thereunder), that rent has not been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease or otherwise in the form accepted by Lender from applicable Tenants at the closing of the Loan. Borrower shall not be required to deliver such certificates more frequently than one time in any 12-month period, other than the 12-month period during which a Securitization occurs or is attempted.

Section 9.17.   General Indemnity; Payment of Expenses.

(a)       Borrower, at its sole cost and expense, shall protect, indemnify, reimburse, defend and hold harmless Lender and its officers, partners, members, directors, trustees, advisors, employees, agents, Affiliates, successors and assigns of any and all of the foregoing (collectively, the “Indemnified Parties”) for, from and against any and all Damages of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of the Indemnified Parties, in any way relating to or arising out of Lender’s interest in the Loan; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder to the extent that such Damages (i) have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of such Indemnified Party, (ii) arise from any action taken by any Person (other than Borrower, Guarantor, or any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with Guarantor) from and after a Transfer approved by Lender in accordance with the terms hereof of the entire Property or all of the direct and indirect equity interests of Borrower in Mortgage Borrower to a Person that is not an Affiliate of Guarantor, (iii) arise from any action taken by any Person (other than Borrower, Guarantor, or any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with Guarantor) from and after an Indemnified Party obtains title to the Property or the Collateral, whether by foreclosure, deed-in-lieu of foreclosure or otherwise in connection with any exercise of Lender’s remedies pursuant to the Loan Documents, or any actions taken by any Person (other than Borrower, Guarantor or any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with Guarantor) on or after the date on which a receiver, trustee, liquidator, or conservator is appointed, at Mortgage Lender or Lender’s request, to take control of the Property or the Collateral, or (iv) arise from any action taken (a) by, to the extent there is any other mezzanine lender (“Additional Mezzanine Lender”) with respect to any additional mezzanine loan (“Additional Mezzanine Loan”) under Section 9.24(b), during any period in which Additional Mezzanine Lender exercises Control of any Required SPE, Mortgage Borrower, Borrower and/or the Property or the Collateral under the loan documents evidencing the Additional Mezzanine Loan, or (b) by any Person (other than Borrower, Guarantor, or any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with Guarantor) from and after a mezzanine foreclosure or assignment-in-lieu thereof with respect to any Additional Mezzanine Loan. Further, to the extent that any Damage arises out of or is based upon any Disclosure Document, the foregoing indemnity shall be limited to Damages arising to the extent of any untrue statement or omission of a material fact made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document and provided, further, that Borrower shall have no liability therefor if Borrower is not provided a reasonable opportunity to review such Disclosure Document or to the extent that any Indemnified Party or any other Person failed to accurately transcribe information provided by Borrower to Lender or its agent or employee or to include any portions of the information provided by Borrower.

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(b)       If for any reason (including violation of law or public policy) the undertakings to defend, indemnify, pay and hold harmless set forth in this Section are unenforceable in whole or in part or are otherwise unavailable to an Indemnified Party or insufficient to hold it harmless, then Borrower shall contribute to the amount paid or payable by the Indemnified Party as a result of any Damages the maximum amount Borrower is permitted to pay under Legal Requirements. The obligations of Borrower under this Section will be in addition to any liability that Borrower may otherwise have hereunder and under the other Loan Documents.

(c)       To the extent any Indemnified Party has notice of a claim for which it intends to seek indemnification hereunder, such Indemnified Party shall give prompt written notice thereof to Borrower, provided that failure by Lender to so notify Borrower will not relieve Borrower of its obligations under this Section, except to the extent that Borrower suffers actual prejudice as a result of such failure. In connection with any claim for which indemnification is sought hereunder, Borrower shall have the right to defend the applicable Indemnified Party (if requested by the applicable Indemnified Party, in the name of such Indemnified Party) from such claim by attorneys and other professionals reasonably approved by the applicable Indemnified Party. Upon assumption by Borrower of any defense pursuant to the immediately preceding sentence, Borrower shall have the right to control such defense, provided that the Applicable Indemnified Party shall have the right to reasonably participate in such defense and Borrower shall not consent to the terms of any compromise or settlement of any action defended by Borrower in accordance with the foregoing without the prior consent of the applicable Indemnified Party (not to be unreasonably withheld, conditioned or delayed), unless such compromise or settlement (i) includes an unconditional release of the applicable Indemnified Party from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the applicable Indemnified Party. The applicable Indemnified Party shall have the right to retain its own counsel if (i) Borrower shall have failed to employ counsel reasonably satisfactory to the applicable Indemnified Party in a timely manner, or (ii) the applicable Indemnified Party shall have been advised by counsel that there are actual or potential material conflicts of interest between Borrower and the applicable Indemnified Party, including situations in which there are one or more legal defenses available to the applicable Indemnified Party that are different from or additional to those available to Borrower. So long as Borrower is conducting the defense of any action defended by Borrower in accordance with the foregoing in a prudent and commercially reasonable manner, Lender and the applicable Indemnified Party shall not compromise or settle such action defended without Borrower's consent, which shall not be unreasonably withheld or delayed. Subject to the other provisions of this Section 9.17(c), upon demand, Borrower shall pay or, in the sole discretion of the applicable Indemnified Party, reimburse the applicable Indemnified Party for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals retained by the Applicable Indemnified Party in accordance with this Section in connection with defending any claim subject to indemnification hereunder. In no event shall Borrower have any obligation to pay for more than one attorney to represent, collectively, any and all Indemnified Parties.

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(d)       Any amounts payable to Lender by reason of the application of this Section shall be secured by the Pledge Agreement and shall become immediately due and payable and shall bear interest at a rate per annum equal to the rate required to be paid under Section 1.2(a) for the first five (5) Business Days from the date Damages are sustained by the Indemnified Parties and Borrower has received written demand for payment and the Default Rate thereafter until paid.

(e)       The provisions of and undertakings and indemnification set forth in this Section shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement.

(f)       Borrower shall reimburse Lender upon receipt of written notice from Lender for (i) all reasonable, out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with the origination of the Loan, including reasonable legal fees and disbursements, accounting fees, and the costs of the Appraisal, the Engineering Report, the Title Insurance Policy, the Survey, the Environmental Report and any other third-party diligence materials; (ii) all out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with (A) third-party fees for monitoring Borrower’s ongoing performance of and compliance with Borrower’s material agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements (but in no event shall Borrower be responsible for regular servicing fees), (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters relating hereto (including Leases, Material Agreements, and Mortgage Loan Permitted Encumbrances) to the extent such modifications or reviews are requested by Borrower or required under the Loan Documents (unless as to the items required under the Loan Documents, Lender is required to pay for the same pursuant to the terms of the Loan Documents), (D) filing, registration and recording fees and expenses and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents (including the filing, registration or recording of any instrument of further assurance) and subject to the provisions of this Agreement, federal, state, county and municipal, taxes (including, if applicable, intangible taxes), search fees, title insurance premiums, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Loan Documents, any mortgage supplemental thereto, any security instrument with respect to the Collateral or any instrument of further assurance, (E) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents or any Collateral, and (F) the satisfaction of any Rating Condition in respect of any matter required or requested by Borrower hereunder; and (iii) all actual out-of-pocket costs and expenses (including reasonable attorney’s fees and, if the Loan has been Securitized, special servicing fees) incurred by Lender (or any of its Affiliates) in connection with the enforcement of any obligations of Borrower, or an Event of Default or a reasonably imminent Event of Default by Borrower, under the Loan Documents, including any actual or attempted foreclosure, deed-in-lieu of foreclosure, refinancing, restructuring, settlement or workout and any insolvency or bankruptcy proceedings (including any applicable transfer taxes). Without limiting the foregoing, Borrower shall pay all out-of-pocket costs, expenses and fees of Lender and its Servicer, operating advisor and securitization trustee resulting from an Event of Default or a reasonably imminent Event of Default or requests by Borrower (including enforcement expenses and any liquidation fees, workout fees, special servicing fees, operating advisor consulting fees or any other similar fees and interest payable on advances made by the Servicer or the securitization trustee with respect to delinquent debt service payments or expenses of curing Borrower’s defaults under the Loan Documents, and any expenses paid by Servicer or a trustee in respect of the protection and preservation of the Property, such as payment of taxes and insurance premiums); and the costs of all property inspections and/or Appraisals (or any updates to any existing inspection or Appraisal) that Servicer may be required to obtain due to a request by Borrower or the occurrence of an Event of Default or a reasonably imminent Event of Default.

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Section 9.18.   No Third-Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower and Indemnified Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 9.19.   Recourse.

(a)       Subject to the qualifications in Sections 9.19(b) and 9.19(c) below, Lender shall not enforce Borrower’s obligation to pay the Indebtedness by any action or proceeding wherein a deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any of its affiliates, or any Exculpated Person, except for foreclosure actions or any other appropriate actions or proceedings with respect to the Collateral in order to fully exercise Lender’s remedies in respect of, and to realize upon, the Collateral, and except for any actions to enforce any obligations expressly assumed or guaranteed by Guarantor under the Guaranty, Unfunded Obligations Guaranty and Environmental Indemnity and Borrower under the Environmental Indemnity or any guarantor, indemnitor or similar party that becomes a party to any of the foregoing agreements or enters into any replacement guaranties or indemnities (whether or not such party is an Exculpated Person) under the Loan Documents.

(b)       Borrower shall indemnify Lender and hold Lender harmless from and against any and all Damages to Lender (including reasonable legal and other expenses of enforcing the obligations of Borrower under this Section) resulting from or arising out of any of the following (the “Indemnified Liabilities”):

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(i)       fraud or intentional misrepresentation by Borrower, Mortgage Borrower, Guarantor or any Affiliated agent of the foregoing;

(ii)       intentional misapplication or misappropriation of insurance proceeds, Loss Proceeds, Revenues or security deposits in violation of the Mortgage Loan Documents or Loan Documents;

(iii)       wrongful removal, destruction or material physical Waste of any material portion of the Collateral;

(iv)       failure to apply Available Funds, if any, and if reserved by Mortgage Lender or Lender for such purpose, made available to Borrower, toward payment of any Taxes or charges (including charges for labor and materials) that create Liens on the Property, unless (i) contested in good faith and otherwise in accordance with the terms of the Loan Documents or (ii) resulting from Mortgage Lender or Lender’s failure to make required disbursements from reserves maintained for such purpose under the Mortgage Loan Documents or Loan Documents;

(v)       failure to apply Available Funds, if any, and if reserved by Mortgage Lender or Lender for such purpose, made available to Borrower, toward payment of insurance premiums and insurance deductibles unless resulting from Lender’s failure to make required disbursements from reserves maintained for such purpose under the Mortgage Loan Documents or Loan Documents;

(vi)       Intentionally omitted.

(vii)       willful misconduct by Borrower, Mortgage Borrower, Guarantor or any Affiliated agent of any of the foregoing (including any wrongful contest not pursued in good faith to the validity of the Loan Documents or wrongful acts not conducted in good faith to interfere, hinder, delay or obstruct Lender’s pursuit of its remedies under the Loan Documents);

(viii)       the failure of any Required SPE to be, and to at all times have been, in all material respects, a Single-Purpose Entity, regardless of whether such failure to have been a Single-Purpose Entity prior to the date hereof has been disclosed to Lender, and including Damages due to such failure, arising from or related to (x) the actions, conduct and/or operating history of Mortgage Borrower (or any Person merged into Borrower) prior to the Closing Date and (y) Mortgage Borrower’s ownership (or the ownership of any Person merged into Borrower) of assets prior to the Closing Date that do not constitute a portion of the Collateral but excluding any breach resulting solely from a failure of the Property to generate sufficient cash flow or a failure of Guarantor to contribute additional capital, provided that Borrower shall not have any liability under this Section 9.19(b)(viii) if Borrower cures any such failure within ten (10) Business Days after Borrower receives written notice thereof; and

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(ix)       Borrower’s or Mortgage Borrower’s obtaining additional Debt to the extent prohibited by this Agreement.

(c)       In addition to the foregoing, the Loan shall be fully recourse to Borrower, if (i) Borrower or Mortgage Borrower Transfers the Collateral or the Mortgage Loan Collateral, voluntarily grants a mortgage or similar Lien on the Mortgage Loan Collateral or a pledge or similar lien on the Collateral, or there is a Prohibited Change of Control or Prohibited Pledge, in each case, in violation of the Loan Documents, (ii) any petition for bankruptcy, insolvency, dissolution or liquidation under the Bankruptcy Code or any similar federal or state law is filed by, consented to, or acquiesced in by, any Required SPE, (iii) any Required SPE or any of their respective Affiliates (including Guarantor) shall have colluded with other creditors to cause an involuntary filing under the Bankruptcy Code or similar federal or state law with respect to any Required SPE, or any Required SPE shall have terminated one or more of the Independent Directors for the purpose of facilitating a bankruptcy filing, or (iv) any Required SPE fails to be, and to at all times have been, a Single-Purpose Entity, which failure results in a substantive consolidation of Borrower with any Affiliate in a bankruptcy or similar proceeding (or the filing of a motion by Borrower, Guarantor or any of their respective Affiliates for substantive consolidation in a bankruptcy or similar proceeding citing any such breach).

(d)       The foregoing limitations on personal liability shall in no way impair or constitute a waiver of the validity of the Notes, the Indebtedness secured by the Collateral, or the Liens on the Collateral, or the right of Lender, as pledgee or secured party, to foreclose and/or enforce its rights with respect to the Collateral after an Event of Default. Nothing in this Agreement shall be deemed to be a waiver of any right which Lender may have under the Bankruptcy Code to file a claim for the full amount of the debt owing to Lender by Borrower or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents. Lender may seek a judgment on the Notes (and, if necessary, name Borrower in such suit) as part of judicial proceedings to foreclose on any Collateral or as a prerequisite to any such foreclosure or to confirm any foreclosure or sale pursuant to power of sale thereunder, and in the event any suit is brought on the Notes, or with respect to any Indebtedness or any judgment rendered in such judicial proceedings, such judgment shall constitute a Lien on and may be enforced on and against the Collateral and the rents, profits, issues, products and proceeds thereof. Nothing in this Agreement shall impair the right of Lender to accelerate the maturity of the Notes upon the occurrence of an Event of Default that is continuing, nor shall anything in this Agreement impair or be construed to impair the right of Lender to seek personal judgments, and to enforce all rights and remedies under applicable law, jointly and severally against Guarantor under the Guaranty, Unfunded Obligations Guaranty and Environmental Indemnity and Borrower under the Environmental Indemnity or any guarantor, indemnitor or similar party that becomes a party to any of the foregoing agreements or enters into any replacement guaranties or indemnities to the extent allowed by any applicable Loan Documents. The provisions set forth in this Section are not intended as a release or discharge of the obligations due under the Notes or under any Loan Documents, but are intended as a limitation, to the extent provided in this Section, on Lender’s right to sue for a deficiency or seek a personal judgment except as required in order to realize on the Collateral.

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Section 9.20.   Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.

Section 9.21.   Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence, quality, adequacy or suitability of Appraisals of the Property or the Collateral, (b) any environmental report, or (c) any other matters or items, including engineering, soils and seismic reports that are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender’s rights under the Loan Documents, and shall not render Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.

Section 9.22.   Agent; Servicer. Lender shall delegate any and all rights and obligations of Lender hereunder and under the other Loan Documents to the Agent upon notice by Lender to Borrower, whereupon any notice or consent from the Agent to Borrower, and any action by Agent on Lender’s behalf, shall have the same force and effect as if Agent were Lender. Lender hereby advises Borrower that as of the date hereof, SAS is designated by Lender as Agent. Until Lender notifies Borrower in writing that the Agent has been terminated as Servicer for cause, the Agent shall serve as the primary point of contact for Borrower with respect to the Loan and shall process all of Borrower’s requests for approval hereunder (including, without limitation, approval of Draw Requests and approval of any Major Lease). Borrower shall have the right to rely on instructions and other communications received from the Agent to the same extent as if such instructions or other communications were received directly from Lender Agent shall be permitted to delegate certain administrative duties hereunder to a Servicer upon written notice to Borrower, but shall retain all other obligations as the primary point of contact with Borrower hereunder. In addition, in connection with any Securitization of the Loan, master servicer, primary servicer and special servicer shall each be SAS or an Approved Servicer, subject to dismissal for cause. So long as no Event of Default is continuing, the appointment or replacement of any Agent or Servicer shall be subject to Borrower’s reasonable consent, except that Borrower’s consent shall not be required for the appointment of an Approved Servicer as Agent or Servicer hereunder. So long as no Event of Default and Mortgage Loan Event of Default is continuing, the Loan and the Mortgage Loan shall have the same Agent, subject to removal for cause.

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Section 9.23.   No Fiduciary Duty.

(a)       Borrower acknowledges that, in connection with this Agreement and the other Loan Documents, Lender has relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, accounting, tax and other information provided to, discussed with or reviewed by Lender for such purposes, and Lender does not assume any liability therefor or responsibility for the accuracy, completeness or independent verification thereof. Lender, its Affiliates and their respective equityholders and employees (for purposes of this Section, the “Lending Parties”) have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Guarantor, Borrower or any other Person or any of their respective affiliates or to advise or opine on any related solvency or viability issues.

(b)       It is understood and agreed that (i) the Lending Parties shall act under this Agreement and the other Loan Documents as an independent contractor, (ii) the transaction described herein is an arm’s-length commercial transactions between the Lending Parties, on the one hand, and Borrower, on the other, (iii) each Lending Party is acting solely as principal and not as the agent or fiduciary of Borrower, Guarantor or their respective affiliates, stockholders, employees or creditors or any other Person and (iv) nothing in this Agreement or the other Loan Documents shall be deemed to create (A) a fiduciary duty (or other implied duty) on the party of any Lending Party to Guarantor, Borrower, any of their respective affiliates, stockholders, employees or creditors, or any other Person or (B) a fiduciary or agency relationship between Guarantor, Borrower or any of their respective affiliates, stockholders, employees or creditors, on the one hand, and the Lending Parties, on the other. Borrower agrees that neither it nor Guarantor nor any of their respective Affiliates shall make, and hereby waives, any claim against the Lending Parties based on an assertion that any Lending Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, Guarantor of their respective Affiliates, stockholders, employees or creditors. Nothing in this Agreement or the other Loan Documents is intended to confer upon any other Person (including Affiliates, stockholders, employees or creditors of Borrower and Guarantor) any rights or remedies by reason of any fiduciary or similar duty.

(c)       Borrower acknowledges that it has been advised that the Lending Parties are a financial services and asset management firm that provides certain financial and asset management services. In the ordinary course of these activities, the Lending Parties may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of Affiliates of Borrower, including Guarantor, as well as of other Persons that may (i) be involved in transactions arising from or relating to the Loan, (ii) be customers or competitors of Borrower, Guarantor and/or their respective Affiliates, or (iii) have other relationships with Borrower, Guarantor and/or their respective Affiliates. In addition, the Lending Parties may provide financial advisory services to such other Persons. The Lending Parties may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of Affiliates of Borrower, including Guarantor, or such other Persons. The Transaction may have a direct or indirect impact on the investments, securities or instruments referred to in this Section 9.23(c). Although the Lending Parties in the course of such other activities and relationships may acquire information about the Loan, the Lending Parties shall have no obligation to disclose such information, or the fact that the Lending Parties are in possession of such information, to Borrower, Guarantor or any of their respective Affiliates or to use such information on behalf of Borrower, Guarantor or any of their respective Affiliates

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(d)       Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to this Agreement and the other Loan Documents and the process leading thereto.

Section 9.24.   Borrower Information.

(a)       Borrower shall make (and shall cause Mortgage Borrower to make) available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall have the right to disclose any and all information provided to Lender by Borrower, Mortgage Borrower or Guarantor regarding Borrower, Mortgage Borrower, Guarantor, the Loan and the Property (i) to Affiliates of Lender and to Lender’s agents and advisors, (ii) to any actual or potential assignee, transferee or participant in connection with the contemplated Assignment or Securitization of all or any portion of the Loan or any participations therein, and to any investors or prospective investors in the Certificates, and their respective advisors and agents, including the operating advisor, or to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations, or to any Person that is a party to a repurchase agreement with respect to the Loan, (iii) to any Rating Agency in connection with a Securitization or as otherwise required in connection with a disposition of the Loan, (iv) to any Person necessary in connection with the exercise of any remedies hereunder or under any other Loan Document following and during the continuance of an Event of Default and (v) to any governmental agency, including the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Securities and Exchange Commission and any other regulatory authority that may exercise authority over Lender or any investor in the Certificates (including the Servicer, the Securitization trustee and their respective agents and employees) or any representative thereof, and to the National Association of Insurance Commissioners, in each case if requested by such governmental agency or otherwise required to comply with the applicable rules and regulations of such governmental agency or if required pursuant to legal or judicial process, and (vi) in any Disclosure Document, provided Borrower’s liability with respect to the Disclosure Document shall be limited as provided in the last sentence of Section 9.17(a). In addition, Lender may disclose the existence of this Agreement and the Mortgage Loan Agreement and the information about this Agreement and the Mortgage Loan Agreement to service providers to Lender in connection with the administration and management of this Agreement and the other Loan Documents, including the Committee on Uniform Securities Identification Procedure (CUSIP). Each party hereto (and each of their respective Affiliates, employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Loan and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. For the purpose of this Section, “tax structure” means any facts relevant to the federal income tax treatment of the Loan but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates. Notwithstanding the above, Lender shall not provide or incorporate any information or materials relating to Guarantor or any properties owned by the Guarantor (other than the Property) that Borrower has identified as confidential, unless (x) Lender obtains a customary confidentiality undertaking (or deemed undertaking) from the recipient or (y) the information or materials is otherwise available in the public domain.

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(b)       In connection with any Assignment, Borrower and Guarantor agree that they shall reasonably cooperate (including the formation of additional borrower entities) at Lender’s request and at Lender’s sole cost and expense to reallocate the respective principal amounts and/or interest rates of the Loan and/or create new layers of mezzanine debt (each, a “New Mezzanine Loan”); provided with respect to each of the foregoing that (i) the aggregate principal balance and weighted average interest rates of the Note and mezzanine notes immediately following the consummation of any such transaction shall be the same as immediately prior thereto and shall continue to be the same (i.e., no “rate creep”) throughout the term (except in the case of application of principal following and during the continuance of an Event of Default) and (ii) the foregoing shall not result in any changes to the material terms of the Loan or result in an increase in Borrower’s obligations or liabilities or a decrease in Borrower’s rights and remedies under the Loan Documents or increase in Lender’s rights and remedies or decrease in Lender’s obligations or liabilities. In connection with any New Mezzanine Loan, Borrower shall obtain and deliver to Lender at Lender’s sole cost and expense (1) UCC title insurance coverage, (2) a mezzanine endorsement to its owner’s policy of title insurance, and (3) such legal opinions and other deliverables as are customarily delivered in connection with the closing of mezzanine loans; and Borrower shall cause the Approved Property Manager and any other applicable third parties to enter into agreements with the holder of the New Mezzanine Loan that are substantially identical as those entered into with the initial holder of the Loan. Notwithstanding anything to the contrary herein requiring that cooperation with Lender not result in any adverse effect on Borrower or Guarantor the parties agree that prepayments shall be applied among the components of the Loan, including any mezzanine loan, on a pro-rata basis, unless an Event of Default is continuing, in which case Lender shall be permitted to require that such amounts be applied sequentially, starting with the most senior tranche, which may have the effect of increasing the weighted average interest rate of the Loan and the New Mezzanine Loan.

(c)       If requested by Lender, Borrower shall review factual information regarding Borrower, Mortgage Borrower, Guarantor or the Property before it is included in any Disclosure Document provided to Borrower by Lender and shall, within 10 days of Borrower’s receipt thereof, advise Lender in writing of any misstatement of a material fact or omission of a material fact required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, that if Borrower shall fail to respond within such 10-day period, Borrower shall be deemed to have confirmed the accuracy of such information. Borrower’s liability hereunder shall be limited as provided in the last sentence of Section 9.17(a). The foregoing shall be at Lender’s sole cost and expense.

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Section 9.25.   PATRIOT Act Records. Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, Mortgage Borrower and Guarantor, which information includes the name and address of Borrower, Mortgage Borrower and Guarantor and other information that will allow Lender to identify Borrower, Mortgage Borrower or Guarantor in accordance with the PATRIOT Act.

Section 9.26.   Prior Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT THAT ANY ORIGINATION FEE SPECIFIED IN ANY TERM SHEET, COMMITMENT LETTER OR FEE LETTER SHALL BE AN OBLIGATION OF BORROWER AND SHALL BE PAID AT CLOSING, AND ANY INDEMNIFICATIONS, AND THE LIKE PROVIDED FOR THEREIN SHALL SURVIVE THE CLOSING, EXCEPT TO THE EXTENT OTHERWISE PROVIDED HEREIN).

Section 9.27.   Publicity. If the Loan is made, Lender may issue press releases, advertisements and other promotional materials describing in general terms or in detail Lender's participation in such transaction, and may utilize photographs of the Property in such promotional materials subject to the reasonable approval of Borrower in writing prior to the issuance thereof. Borrower shall not make any references to Lender in any press release, advertisement or promotional material issued by Borrower, Mortgage Borrower or Guarantor, unless Lender shall have reasonably approved of the same in writing prior to the issuance of such press release, advertisement or promotional material. Nothing in the foregoing shall require Lender’s prior consent for any release of information with respect to this Loan, the Mortgage Loan, the Loan Documents, the Mortgage Loan Documents, Mortgage Lender or Lender required to be made by Borrower or its Affiliates by applicable Governmental Authority or applicable Legal Requirements (including, without limitation, any filings with the U.S. Securities and Exchange Commission); provided that Lender shall have at least one Business Day to review and comment on any public filing made by Borrower or any of its Affiliates that refers to Lender or any of its Affiliates by name.

Section 9.28.   Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, under any other Loan Document or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable hereunder or under any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

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Section 9.29.   Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 9.30.  Senior Loan.

(a)       Lender shall have the right to cure any Mortgage Loan Event of Default, regardless of whether such Mortgage Loan Event of Default results from the breach of a monetary or non-monetary covenant; and the costs and expenses incurred by Lender in doing so, including reasonable attorneys' fees, with interest thereon at the Default Rate, shall constitute a portion of the Indebtedness, shall be secured by the Pledge Agreement and other Loan Documents, and shall be due and payable to Lender within five Business Days following written demand therefor.

(b)       Lender shall have the right without notice or demand on Borrower or Mortgage Borrower to purchase all or any portion of the Mortgage Loan or any interest therein without notice to or consent of Borrower, in which event Lender shall have and may exercise all rights of Mortgage Lender thereunder to the extent of the interest acquired; provided, however, that so long as no Event of Default is continuing, Lender shall endeavor to provide prior written notice of any such purchase to Borrower and notice thereafter to the extent such prior notice is not provided to Borrower, but failure to provide any such notice shall not constitute a default by Lender hereunder. Borrower hereby expressly agrees that any claims which Mortgage Borrower may have against Mortgage Lender relating to or arising out of the Mortgage Loan shall be the personal obligation of the assigning Mortgage Lender and in no event shall Mortgage Borrower be entitled to bring or pursue such claims against Lender or any Affiliate of Lender or any other Person as the successor holder the Mortgage Loan or any interest therein.

(c)       If, on account of the subordination of the Loan to the Mortgage, Lender is required to remit to Mortgage Lender any amount theretofore paid to Lender hereunder, then such amount shall continue to be owing pursuant to this Agreement and the other Loan Documents as part of the Indebtedness, notwithstanding the prior receipt of such payment by Lender.

(d)       Lender shall have the right at any time to discuss matters regarding the Property, the Collateral, the Mortgage Loan, the Loan or any other matter directly with Mortgage Lender or its consultants, agents or representatives, without notice to or permission from Borrower, Mortgage Borrower or any of their Affiliates. Lender shall have no obligation to disclose such discussions or the contents thereof with Borrower, Mortgage Borrower or any of their affiliates.

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(e)       If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval, Mortgage Lender and Lender may reasonably reach different conclusions, and (iii) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view, but subject to the standards of consent applicable to Lender in this Agreement and the other Loan Documents. In addition, the denial by Lender of a requested consent or approval shall not result in any liability or other obligation of Lender, if such denial results directly or indirectly in a default under the Mortgage Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial.

(f)       Borrower shall cause Mortgage Borrower to (a) pay all principal, interest and other sums required to be paid by Mortgage Borrower under and pursuant to the provisions of the Mortgage Loan Documents unless such performance or observance shall be waived in writing by Mortgage Lender; (b) diligently perform and observe all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed and observed (including, without limitation, with respect to funding reserves and escrows), unless such performance or observance shall be waived in writing by Mortgage Lender; (c) promptly notify Lender of the giving of any notice of breach or default or any other material written notice by Mortgage Lender to Mortgage Borrower or Borrower; (d) deliver a correct and complete copy of each material notice, demand, request and correspondence (including electronically transmitted items) that, in each case, are given or received by Mortgage Borrower or Borrower to or from the Mortgage Lender, its agent or the Servicer or trustee of any Securitization, and (e) not enter into any material amendment or modification of any Mortgage Loan Document, or any additional Mortgage Loan Documents, without Lender’s prior written consent, except for those amendments, modifications or additional Mortgage Loan Documents that are required under the Mortgage Loan Documents (as in effect on the date hereof) or that Mortgage Borrower is required to consent to thereunder pursuant to the express terms of the Mortgage Loan Documents (as in effect on the date hereof).

(g)       Borrower shall not permit Mortgage Borrower to, except as expressly permitted or required by the Mortgage Loan Documents, make any partial or full prepayment or defeasance of amounts owing under the Mortgage Loan.

(h)       Borrower shall (or shall cause Mortgage Borrower to), from time to time, use commercially reasonable efforts to obtain from Mortgage Lender such certificates of estoppel with respect to compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents as may be reasonably requested by Lender. In the event or to the extent that Mortgage Lender fails to deliver such estoppel, then Borrower shall not be in breach of this provision so long as Borrower furnishes to Lender an estoppel executed by Borrower and Mortgage Borrower expressly representing to Lender (i) to the knowledge of Borrower and Mortgage Borrower, the outstanding principal balance of the Mortgage Loan and (ii) whether Mortgage Lender, Borrower, Mortgage Borrower or any Guarantor has sent or received a default notice or Event of Default notice (and if so, attaching a copy of each such notice) under the Mortgage Loan or Loan.

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(i)       Neither Borrower, Mortgage Borrower, nor any Affiliate of any of them shall acquire or agree to acquire the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Mortgage Loan, via purchase, transfer, exchange or otherwise, and any breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower, Mortgage Borrower, or any affiliate of any of them shall have failed to comply with the foregoing, then Borrower: (i) shall immediately notify Lender of such failure upon Borrower receiving knowledge thereof; (ii) shall cause any and all such prohibited parties acquiring any interest in the Mortgage Loan Documents: (A) not to enforce the Mortgage Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly suspend any enforcement proceeding(s) under the Mortgage Loan Documents; provided, however, the foregoing shall not require Borrower, Mortgage Borrower or any of their affiliates to hinder, delay, contest or otherwise interfere with Mortgage Lender’s rights or remedies under the Mortgage Loan Documents.

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Lender and Borrower are executing this Agreement as of the date first above written.

LENDER:

PARAMOUNT GROUP FUND VIII 1440 BROADWAY MEZZ LP,
a Delaware limited partnership

By:	Paramount Group Fund VIII Debt Holdings GP LLC, its general partner

	By:	/s/ Daniel A. Lauer
Name: Daniel A. Lauer
Title: Vice President

BORROWER:

ARC NY1440BWY1 MEZZ, LLC,
a Delaware limited liability company

By:	New York Recovery Operating Partnership, L.P., its sole member

	By:	New York REIT, Inc.,
its general partner

		By:	/s/ Michael Ead
Name: Michael Ead
Title: Authorized Signatory

Exhibit A

Organizational Chart

New York REIT, Inc. Organizational Chart

*Nicholas Schorsch, William Kahane and Peter Budko each own more than 10% of AR Capital, LLC.

**Michael Happel owns 100% of MH Holdings, LLC

Exhibit B

Form of Tenant Notice

[BORROWER’S LETTERHEAD]

___________, 20__

Re:	Lease dated [________], 20__ between [________], as Landlord, and [_____], as Tenant, concerning premises known as [________] (the “Building”).

Dear Tenant:

The undersigned hereby directs and authorizes you to make all rental payments and other amounts payable by you pursuant to your lease as follows:

(x)            If the payment is made by wire transfer, you shall transfer the applicable funds to the following account::

Bank:

Account Name

Account No.:

ABA No.:

Contact:

If the payment is made by check, you shall deliver your payment to the following address: [LOCKBOX ADDRESS].

The instructions set forth herein are irrevocable and are not subject to modification by us in any manner. Only [name of then-current Lender], or its successors and assigns, may by written notice to you rescind or modify the instructions contained herein.

Thank you in advance for your cooperation and if you have any questions, please call _________ at (___) ___-_________.

Very truly yours,

Exhibit C

Form of Tenant Estoppel

TENANT ESTOPPEL CERTIFICATE

1440 BROADWAY, NEW YORK, NEW YORK

By LEASE AGREEMENT dated ________________ (“Lease”), the undersigned (“Tenant”) has leased from ARC NY1440BWY1, LLC, a Delaware limited liability company (“Landlord”) the leased premises located at 1440 Broadway, New York, New York, 10018, which are more particularly described in the Lease (as defined below). Landlord, as owner of the property (“Property”) of which the leased premises are a part, is has entered into an agreement to refinance the Property with [_____________] and its affiliates and one or more mezzanine lenders (together with their respective successors and/or assigns, collectively, “Lender”) who, as a condition to the refinance of the Property, has required this Tenant Estoppel Letter.

The undersigned (“Tenant”) hereby certifies as follows:

1.          Schedule A contains a true, correct and complete description of the documents evidencing the lease and all amendments and modifications thereto (collectively, the “Lease”);

2.          Tenant is the tenant under the Lease;

3.          The terms of the Lease contained in Schedule A are true and correct;

4.          Tenant is not entitled to any offsets, abatements, deductions or otherwise against the rent payable under the Lease from and after the date hereof, including free rent periods, except as may be indicated on Schedule A;

5.          The Lease is in full force and effect and, except as may be indicated on Schedule A, has not been assigned, modified, supplemented or amended in any way and Tenant has no notice of any assignment, pledge or hypothecation by the landlord (“Landlord”) under the Lease or of the rentals thereunder;

6.          The Lease represents the entire agreement between Tenant and Landlord with respect to the Premises;

7.          All construction and other obligations of a material nature to be performed by Landlord have been satisfied, except as may be indicated on Schedule A;

8.          Any payments by Landlord to Tenant for tenant improvements which are required under the Lease have been made, except as may be indicated on Schedule A;

9.          On this date, there are no existing defenses or offsets which Tenant has against the enforcement of the Lease by Landlord and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Tenant, or to the best of Tenant’s knowledge, a default by Landlord, under the Lease.

10.          No rental (including expense reimbursements), other than for the current month, has been paid in advance, except as may be indicated on Schedule A;

12.          Tenant has not filed on its behalf, nor to Tenant’s knowledge, has any party initiated against Tenant, proceedings for relief under bankruptcy, insolvency, or other proceedings;

13.          Except as set forth on Schedule A, Tenant has no purchase, renewal, expansion, rights of first offer, rights of first refusal, exclusives, right to lease other premises, or rights to have Landlord perform Tenant’s obligations under leases of other premises..

14.          Tenant has no right to terminate the Lease except as set forth in Schedule A.

The truth and accuracy of the certifications contained herein may be relied upon by (i) Landlord, (ii) any purchaser of the Property (“Purchaser”), (iii) any and each lender (“Lender”) of Landlord or Purchaser (or any of their respective direct or indirect owners), and its successors, participants, assigns and transferees, (iv) any rating agency or trustee involved in a securitization of one or more loans made by a Lender, and (v) any servicer of any such loan (collectively, the “Reliance Parties”), and said certifications shall be binding upon Tenant and its successors and assigns, and inure to the benefit of the Reliance Parties.

Very truly yours,

___________________________________,
a ____________________________

By:

Name:
Title:

Date:

Schedule A

Property

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE BOROUGH OF MANHATTAN, CITY, COUNTY AND STATE OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHERLY SIDE OF 40TH STREET DISTANT 279 FEET 6 INCHES WESTERLY FROM THE NORTHWESTERLY CORNER OF AVENUE OF THE AMERICAS (FORMERLY SIXTH AVENUE) AND 40TH STREET;

RUNNING THENCE WESTERLY, ALONG THE NORTHERLY SIDE OF 40TH STREET, 203 FEET 10 ½ INCHES TO THE INTERSECTION OF THE EASTERLY SIDE OF BROADWAY WITH THE NORTHERLY SIDE OF 40TH STREET;

THENCE NORTHERLY, ALONG THE EASTERLY SIDE OF BROADWAY, 128 FEET 1 ½ INCHES TO THE SOUTHERLY LINE OF LOT NUMBER 191 ON "MAP OF PROPERTY BELONGING TO THE CORPORATION OF THE CITY OF NEW YORK, SITUATED IN THE VICINITY OF THE DISTRIBUTING RESERVOIR", DECEMBER 1844 BY DANIEL EWEN, C.S., FILED IN THE OFFICE OF THE REGISTER OF THE COUNTY OF NEW YORK;

THENCE EASTERLY, ALONG THE SOUTHERLY LINE OF SAID LOT, 92 FEET 8 ½ INCHES TO THE WESTERLY LINE OF LOT NUMBER 189 ON SAID MAP;

THENCE SOUTHERLY, PARALLEL WITH AVENUE OF THE AMERICAS AND ALONG THE WESTERLY LINE OF LOT NUMBER 189, 24 FEET 8 ¼ INCHES TO THE CENTER LINE OF THE BLOCK;

THENCE EASTERLY, ALONG THE SAME, 59 FEET 11 ½ INCHES TO THE EASTERLY SIDE OF THE PREMISES ON WHICH THE HOTEL VENDOME STANDS OR FORMERLY STOOD;

THENCE NORTHERLY, ALONG THE SAME, 98 FEET 9 INCHES TO THE SOUTHERLY SIDE OF 41ST STREET AT A POINT 173 FEET 2 ½ INCHES EAST OF BROADWAY AS MEASURED ALONG THE SOUTHERLY SIDE OF 41ST STREET;

THENCE EASTERLY, ALONG THE SOUTHERLY SIDE OF 41ST STREET, 65 FEET 1 ½ INCHES TO THE WESTERLY LINE OF LOT NUMBER 184 ON SAID MAP;

THENCE SOUTHERLY, ALONG THE SAME, 98 FEET 9 INCHES TO THE CENTER LINE OF THE BLOCK;

THENCE EASTERLY, ALONG THE CENTER LINE OF THE BLOCK, 20 FEET 6 INCHES;

THENCE SOUTHERLY, PARALLEL WITH AVENUE OF THE AMERICAS, 98 FEET 9 INCHES TO THE POINT OR PLACE OF BEGINNING.

Schedule B

Exception Report

Sec. 4.14(a)(vii)  2nd Half of CVS leasing commission is outstanding ($875,000)

Sec. 4.14(a) Innerworkings has a Termination Option

Sec. 4.14(a)(viii) Unfunded Obligations

-	CVS 2nd Half Leasing Commission - $875,000

-	CVS tenant allowance (“Tenant Fund”) for installation of Vertical Transportation System - $750,000

-	Landlord Work for the 1st and 2nd floor as detailed in Exhibit 6.2 of the CVS Lease (To be priced)

-	The Gap tenant allowance (“Tenant Fund”) related to tenant’s Initial Alterations- $1,079,505

-	40th Street Lobby Renovation Soft Costs – $42,300

-	14th & 15th Floor Prebuild Soft Costs - $107,050

-	2nd Floor Pre-Build Construction – $455,773

-	As described in the following chart, leasing commissions could become due if any of the tenants listed in the chart below exercise a renewal option in its lease.

Tenant	LCs if Tenant Exercises Renewal?	Conditions	Renewal Option
Mizuho	Yes	If TT properly exercises a renewal option and there is no other broker representing them.	Yes, w/ Notice by 3/3/2025
Broadway Office Suites	Yes	If TT properly exercises a renewal option and there is no other broker representing them.	Yes, w/ Notice by 5/31/2021
Innerworkings	Yes	If TT properly exercises a renewal option.	Yes, w/ Notice by 11/30/2017
Macys	Yes	If TT properly exercises a renewal option and there is no other broker representing them.	Yes, w/ Notice by 7/31/2022

Sec. 4.17  Borrower had been a borrower and/or guarantor pursuant to that Second Amended and Restated Credit Agreement, dated as of April 14, 2014, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of August 27, 2015, and as may be further amended, restated modified, consolidated, or supplemented from time to time, between New York Recovery Operating Partnership, L.P., Capital One, National Association, as administrative agent, New York REIT, Inc., a Maryland corporation, and certain lenders party thereto.

Sec. 4.38 Estoppel Certificates - Sent to the following tenants:

Advance Magazine

Aquantive

Broadway Office Suites

Citi Bank

Cogent

CVS

Dell

FedEx

Innerworkings

Liz Claiborne (Kate Spade)

Macy's

Mexicue

Mizuho Capital Markets Corp.

MT News

Oren's Daily Roast

RentPath (Primedia)

Republic Clothing

StubHub

Subway

TASC

The Gap

Western Union

Schedule C

Retail Unit

Current Tenant	Suite	SF
Western Union Financial Services	Retail 0101/Mezz	6,004
Oren's Time Square LLC	Retail 0103	1,149
CVS	Retail 0104/105	22,185
Vacant	Retail 0104B	911
M T News Inc.	Retail 0106	808
Mexicue 1440, LLC	Retail 0107	1,142
Federal Express	Retail 0109	2,509
Subway Real Estate Corp	Retail 0110	1,760
Vacant	Retail 0111	780
Vacant	BSMT	15,652
Total		52,900

Schedule D

Deemed Consent Notice Parties

abehler@paramount-group.com

gjohnson@paramount-group.com

thenry@willkie.com

Schedule E

Approved Servicers

Bank of America, N.A.

Berkadia Commercial Mortgage

C-III Asset Management

Midland Loan Services

Pacific Life Insurance Company

Principal Global Investors

Prudential Asset Resources

Situs

Strategic Asset Services LLC

TriMont Real Estate

Wells Fargo Bank, N.A.

Annex I

Mortgage Loan Agreement

[see attached]